UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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OVERLAND STORAGE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OVERLAND STORAGE, INC.

4820 Overland Avenue

San Diego, California 92123

October 11, 2006

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Overland Storage, Inc. to be held at the offices of our company, located at 4820 Overland Avenue, San Diego, California 92123, on Tuesday, November 14, 2006 at 9:00 a.m. (Pacific Time).

The attached notice of annual meeting and proxy statement include the agenda for the shareholders’ meeting, explain the matters that we will discuss at the meeting and provide general information about Overland Storage, Inc.

Your vote is very important.  Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy as soon as possible to ensure your representation at the meeting.  We have provided a postage-paid envelope for your convenience.  If you plan to attend the annual meeting and prefer to vote in person, you may still do so even if you have already returned your proxy.

If you are a shareholder of record (that is, if your stock is registered with us in your own name), then you may vote by telephone, or electronically over the Internet, by following the instructions included in the proxy statement and with your proxy card.  If your shares are registered in the name of a broker or other nominee, your nominee may be participating in a program provided through ADP Investor Communication Services that allows you to vote by telephone or the Internet.  If so, the voting form that your nominee sends you will provide telephone and Internet instructions.

We look forward to seeing you at the annual meeting.

Sincerely,

/s/ Christopher P. Calisi
CHRISTOPHER P. CALISI
President and Chief Executive Officer

OVERLAND STORAGE, INC.

4820 Overland Avenue

San Diego, California 92123

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOVEMBER 14, 2006

The annual meeting of shareholders of Overland Storage, Inc. will be held at the offices of our company, located at 4820 Overland Avenue, San Diego, California 92123, on Tuesday, November 14, 2006, at 9:00 a.m. (Pacific Time) for the following purposes:

1.                                       To elect six directors;

2.                                       To approve the 2006 Employee Stock Purchase Plan;

3.                                       To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending July 1, 2007; and

4.                                       To transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

The foregoing items of business are more fully described in the proxy statement.

The Board of Directors has fixed the close of business on September 18, 2006 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and at any adjournment or postponement thereof.  A list of shareholders entitled to vote at the meeting will be available for inspection at our offices.

By Order of the Board of Directors,

/s/ Vernon A. LoForti
VERNON A. LoFORTI
Dated: October 11, 2006	Secretary

All shareholders are cordially invited to attend the meeting in person.  Whether or not you expect to attend the meeting, please complete, sign, date and return the enclosed proxy card as soon as possible to ensure your representation at the meeting.  A postage-paid return envelope is enclosed for your convenience.  Shareholders with shares registered directly with our transfer agent, Wells Fargo Shareowner Services, may choose to vote those shares via the Internet at http://www.eproxy.com/ovrl, or they may vote telephonically, within the U.S. and Canada, by calling 1-800-560-1965.  Shareholders holding shares with a broker or bank may also be eligible to vote via the Internet or to vote telephonically if their broker or bank participates in the proxy voting program provided by ADP Investor Communication Services. See “Voting Shares Registered in the Name of a Broker or Bank” in the proxy statement for further details on the ADP program.  Even if you have given your proxy, you may still vote in person if you attend the meeting.  Please note, however, that if a broker, bank or other nominee holds your shares of record and you wish to vote at the meeting, then you must obtain from the record holder a proxy issued in your name.

OVERLAND STORAGE, INC.

4820 Overland Avenue

San Diego, California 92123

2006 PROXY STATEMENT

General Information

Your proxy in the form of the enclosed proxy card has been solicited by the Board of Directors of Overland Storage, Inc., a California corporation, for use at our 2006 annual meeting of shareholders.  The meeting will be held at the offices of our company, located at 4820 Overland Avenue, San Diego, California 92123, on Tuesday, November 14, 2006 at 9:00 a.m. (Pacific Time) or at any adjournment or postponement thereof, for the purposes stated herein.  This proxy statement summarizes the information that you will need to know to vote in an informed manner.

Voting Rights and Outstanding Shares

We will begin mailing this proxy statement and the accompanying proxy card on or about October 11, 2006 to all shareholders of record that are entitled to vote.  Only shareholders that owned our common stock at the close of business on September 18, 2006, the record date, are entitled to vote at the annual meeting.  On the record date, 12,851,883 shares of our common stock were outstanding.

Each share of our common stock that you own entitles you to one vote on all matters to be voted upon at the meeting.  The proxy card indicates the number of shares of our common stock that you own.  We will have a quorum to conduct the business of the annual meeting if holders of a majority of the shares of our common stock are present, in person or by proxy.  Abstentions and broker non-votes (i.e., shares of common stock held by a broker or nominee that are represented at the meeting, but that the broker or nominee is not empowered to vote on a particular proposal) will be counted in determining whether a quorum is present at the meeting.

Directors will be elected by a plurality of votes cast by shares present or represented at the meeting.  Abstentions will have no impact on the election of directors.  The proposals to approve the adoption of our 2006 Employee Stock Purchase Plan and to ratify the appointment of our independent registered public accounting firm must be approved by a majority of votes actually cast.  Abstentions and broker non-votes are not counted as votes for or against these proposals, but the number of votes cast in favor of these proposals must be at least a majority of the required quorum.

Voting Shares Registered in Your Name

If you are a shareholder of record, you may vote in one of three ways:

•                  Attend the 2006 annual meeting and vote in person;

•                  Complete, sign, date and return the enclosed proxy card; or

•                  Vote by telephone or the Internet following the instructions included with your proxy card and outlined below.

If you are a shareholder of record, then you may go to http://www.eproxy.com/ovrl/ to vote your shares over the Internet.  The votes represented by this proxy will be generated on the computer screen and you will be prompted to submit or revise your vote as desired.  If you are using a touch-tone telephone and are calling from the U.S. or Canada, then you may vote your shares by calling 1-800-560-1965 and following the recorded instructions.

Votes submitted by telephone or via the Internet must be received by 2:00 p.m., Pacific Time, on Monday, November 13, 2006.  Submitting your proxy by telephone or via the Internet will not affect your right to vote in person should you decide to attend the annual meeting.

Voting Shares Registered in the Name of a Broker or Bank

Most beneficial owners whose stock is held in street name will receive instructions for voting their shares from their broker, bank or other agent, rather than our proxy card.

A number of brokers and banks participate in a program provided through ADP Investor Communication Services that allows shareholders to grant their proxy to vote shares by means of the telephone or Internet.  If your shares are held in an account with a broker or bank participating in the ADP Investor Communication Services program, then you may vote your shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or over the Internet at ADP Investor Communication Services’ web site at http://www.proxyvote.com.

If you wish to vote in person at the annual meeting, then you must obtain a legal proxy issued in your name from the broker, bank or other nominee that holds your shares of record.

Tabulation of Votes

A representative from our transfer agent, Wells Fargo Shareowner Services, will tabulate the votes.  The shares of our common stock represented by proxy will be voted in accordance with the instructions given on the proxy so long as the proxy is properly executed and received by us prior to the close of voting at the meeting or any adjournment or postponement of the meeting.  If no instruction is given, then the proxy will be voted for the nominees for director and for each of the other proposals.  In addition, the individuals that we have designated as proxies for the meeting will have discretionary authority to vote for or against any other shareholder matter presented at the meeting.

Revocability of Proxies

As a shareholder of record, once you have submitted your proxy by mail, telephone or Internet, you may revoke it at any time before it is voted at the meeting.  You may revoke your proxy in any one of three ways:

•                  You may mail to us another proxy marked with a later date;

•                  You may notify our Secretary in writing that you wish to revoke your proxy before it is voted at the annual meeting; or

•                  You may vote in person at the annual meeting.

Solicitation

This solicitation is made by our Board of Directors, and we will bear the entire cost of soliciting proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders.  We have retained The Proxy Advisory Group, LLC to provide consulting and assist with the solicitation of proxies, and we will pay fees and reimbursements of customary expenses that are not expected to exceed $10,000 in the aggregate.  We will provide copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock that are beneficially owned by others for forwarding to the beneficial owners.  We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to the beneficial owners.  Solicitations will be made primarily through the mail, but may be supplemented by telephone, telegram, facsimile, Internet or personal solicitation by our directors, officers, employees or other agents.  No additional compensation will be paid to these individuals for these services.

Shareholder Proposals for 2007

Requirements for Shareholder Proposals to be Considered for Inclusion in Overland’s Proxy Materials. Shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2007 annual meeting must be received by us not later than June 13, 2007, in order to be considered for inclusion in our proxy materials for that meeting.

Requirements for Shareholder Proposals to be Brought Before an Annual Meeting. Our bylaws provide that, for shareholder nominations to the Board of Directors or other proposals to be considered at an annual meeting, the shareholder must have given timely notice of the proposal or nomination in writing to the company’s Secretary. To be timely for the 2007 annual meeting, a shareholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices between July 13, 2007 and August 12, 2007.  A shareholder’s notice to the Secretary must set forth, as to each matter the shareholder proposes to bring before the annual meeting, the information required by our bylaws.

BOARD STRUCTURE AND COMPENSATION

Board Meetings and Committees

Our Board currently has six directors and, during fiscal 2006, had the following five committees:  Audit, Compensation, Special Committee on Shareholder Value, 2003 Equity Incentive Plan and Nominating and Governance.  The charters of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, which have been adopted by the Board, are publicly available on our website at www.overlandstorage.com.  All of these committees are comprised entirely of independent directors as defined in Rule 4200(a)(15) of the listing standards of the Nasdaq Global Select Market.  During fiscal 2006, our Board held 20 meetings and each director attended at least 75% of all Board and applicable Committee meetings, in each case during the periods that he served.   The 2003 Equity Incentive Plan Committee was dissolved in August 2005.  The Special Committee on Shareholder Value was created in August 2005.  Membership of the current committees is as follows:

Audit Committee	Compensation Committee	Nominating and Governance Committee	Special Committee on Shareholder Value
Robert A. Degan (Chairman)	Scott McClendon (Chairman)	Michael Norkus (Chairman)	Scott McClendon (Chairman)
Scott McClendon	Mark J. Barrenechea	Robert A. Degan	Mark J. Barrenechea
Mark J. Barrenechea	William J. Miller	William J. Miller	Robert A. Degan
	Michael Norkus		Michael Norkus

Each of the committee members served in such capacity for all of the last fiscal year, except (i) Mr. McClendon, who was appointed to the Compensation Committee in November 2005; (ii) Mr. Degan, who was appointed to the Nominating and Governance Committee in November 2005; (iii) Mr. Barrenechea, who was appointed to the Compensation Committee and the Special Committee on Shareholder Value in January 2006 and the Audit Committee in June 2006; and (iv) Mr. Miller who was appointed in June 2006 to each of the committees on which he currently serves.

Although not currently members, the following Board members served on the above-named Committees during the last fiscal year: (i) Mr. McClendon was a member of the Nominating and Governance Committee from July 2005 through June 2006; (ii) Mr. Norkus was a member of the Audit Committee from July 2005 to June 2006; and (iii) Mr. Degan was a member of the Compensation Committee from July 2005 to June 2006.

Audit Committee.  The Audit Committee held eight meetings during fiscal 2006.   The Audit Committee acts pursuant to the Audit Committee Charter and currently performs the following functions:

•                  reviews our annual and quarterly financial statements and oversees the annual and quarterly financial reporting processes;

•                  reviews and approves related party transactions;

•                  selects our independent registered public accounting firm, pre-approves all auditing and non-audit services by them, oversees and approves their compensation, confirms their independence and reviews the scope of their activities;

•                  receives and considers our independent registered public accounting firm’s comments as to the adequacy and effectiveness of our accounting and financial controls;

•                  retains independent counsel, accountants, or others at the expense of the company to advise the committee or assist in the conduct of an investigation;

•                  reviews the company’s effectiveness and methodology for monitoring compliance with laws and regulations and oversees any investigations regarding compliance matters;

•                  reviews the process for communicating the code of ethics to company personnel and monitors compliance with such code of ethics; and

•                  considers the effectiveness of the company’s internal control over the financial reporting process, including information technology security and control.

The Board of Directors has determined that Mr. Degan qualifies as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K under the Securities Exchange Act of 1934.

Compensation Committee and 2003 Equity Incentive Plan Committee.  The Compensation Committee held seven meetings during fiscal 2006.  The Compensation Committee acts pursuant to the Compensation Committee Charter adopted by the Board of Directors and currently performs the following functions:

•                  reviews and approves executive compensation levels;

•                  reviews the performance of our CEO;

•                  awards stock options and restricted stock, and administers our various equity compensation and employee stock purchase plans; and

•                  reviews Board compensation.

In November 2004, the functions of the Compensation Committee related to administration of our 2003 Equity Incentive Plan were delegated to the 2003 Equity Incentive Plan Committee.  The 2003 Equity Incentive Plan Committee was created to consist entirely of “outside directors” as that term is defined in the regulations under Section 162(m) of the Internal Revenue Code, so that awards made by such committee would qualify as “performance based compensation,” and not be subject to a limitation of deductibility for individual compensation exceeding $1 million in any taxable year for our Chief Executive Officer and four most highly compensated executive officers.  Shortly after fiscal 2006 began, the Compensation Committee consisted entirely of “outside directors,” and the Board therefore dissolved the 2003 Equity Incentive Plan Committee and reassigned all of its functions to the Compensation Committee.  Until it was dissolved in early fiscal 2006, the members of the 2003 Equity Incentive Plan Committee were Mr. Degan and former Board member, Peter Preuss, who retired from the Board in November 2005.

Nominating and Governance Committee.  The Nominating and Governance Committee held ten meetings during fiscal 2006.  The Nominating and Governance Committee currently performs the following functions:

•                  identifies individuals qualified to become Board members;

•                  recommends the persons to be nominated by the Board for election as directors at the annual meeting of shareholders;

•                  regularly reviews and advises the Board with respect to corporate governance principles and policies applicable to the company; and

•                  oversees the annual evaluation of the Board’s effectiveness.

The Nominating and Governance Committee is responsible for reviewing with the Board of Directors, on an annual basis, the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board of Directors and to set those forth in writing. This assessment includes issues of diversity, experience, judgment, ability and willingness to devote the necessary time, and familiarity with domestic and/or international markets-all in the context of an assessment of the perceived needs of the company.  The Nominating and Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The company believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities. The Nominating and Governance Committee has not established any specific minimum criteria or qualifications that a nominee must possess.  In August 2005, the Nominating and Governance Committee retained the services of an executive search firm to assist in the process of identifying and evaluating director candidates.  To date, neither the Nominating and Governance Committee nor any predecessor to the committee has rejected a director nominee from a shareholder or shareholders holding more than 5% of our voting stock.

The Nominating and Governance Committee will consider nominees recommended by our shareholders if the nominee recommendations are submitted in writing to our Secretary at our headquarters in San Diego, California.  The Nominating and Governance Committee will evaluate nominees recommended by our shareholders under the same criteria as other nominees.

Special Committee on Shareholder Value.  The Special Committee on Shareholder Value held seven discrete meetings and five meetings in joint session with the Board of Directors during fiscal 2006.  The Special Committee’s function is to evaluate and respond to any unsolicited third-party proposals to acquire the Company and to advise the Board regarding any Company-solicited transactions that are out of the ordinary course of business and designed to increase shareholder value.

Independence of the Board of Directors

After review of all relevant transactions or relationships between each director, or any of his family members, and the company, our senior management and independent registered public accounting firm, the Board of Directors has affirmatively determined that Messrs. Barrenechea, Degan, McClendon, Miller and Norkus are independent directors within the meaning of Rule 4200(a)(15) of the listing standards of the Nasdaq Global Select Market.

Non-Employee Director Compensation

Our compensation plan for non-employee directors consists of both a cash component and an equity component. We pay each non-employee director $5,000 per quarter, plus $2,500 for each Board meeting attended ($1,250 if held telephonically), plus reimbursement for expenses. The Chairman of the Board receives an additional $2,500 per quarter in addition to the non-employee director fee of $5,000 per quarter.  Members of the Audit Committee and the Compensation Committee receive a retainer of $500 per quarter in lieu of a fee for committee meetings attended during a quarter and members of the Nominating and Governance Committee receive $500 for each committee meeting attended ($250 if held telephonically and no fee if held the same day as a Board meeting).  Members of the Special Committee on Shareholder Value receive $500 for each committee meeting attended (whether telephonically or in person), but such fee will not be paid for committee meetings held in joint session with the full Board.

In addition to the cash component of compensation, each non-employee director receives stock options.  Under the company’s 2003 Equity Incentive Plan (2003 Plan), our methodology for options and other equity awards granted to non-employee directors is a formula-based methodology.  Pursuant to the 2003 Plan, each non-employee director receives a ten-year nonqualified stock option to purchase 18,000 shares on the same date as the company’s annual meeting of shareholders.  These options are exercisable at fair market value on the date of grant and vest in equal monthly installments over a 12-month period, as measured from the grant date.  On November 15, 2005, Messrs. Degan, McClendon and Norkus each received an annual option grant for 18,000 shares.  Under the 2003 Plan, when a new non-employee director joins the Board, such director will be awarded a new option for a number of shares determined by multiplying 1,500 by the number of months remaining until the next scheduled annual meeting date, giving credit for any partial month.  Such option will vest at the rate of 1,500 shares per month and will be fully vested at the next annual meeting date, at which time the director will receive the normal annual stock option grant.  In connection with their appointments to the Board, pursuant to the 2003 Plan, Mr. Barrenechea received an option for 16,500 shares on December 21, 2005 and Mr. Miller received an option for 7,500 shares on June 12, 2006.

Equity Ownership by the Board of Directors

In November 2005, upon the recommendation of the Nominating and Governance Committee and approval by the Board, our Board Guidelines on Significant Corporate Governance Issues were revised to require that all directors be expected to own at least 1,000 shares of the company’s common stock during their term of service as a director, with new directors expected to acquire at least that number of shares within 90 days of commencement of service as a director.

Shareholder Communications with the Board of Directors

We have adopted a formal process by which shareholders may communicate with our Board of Directors. Communications to the Board must either be in writing and sent care of the Secretary by mail to our offices at 4820 Overland Avenue, San Diego, California 92123, or delivered via e-mail to secretary@overlandstorage.com.  This centralized process will assist the Board of Directors in reviewing and responding to shareholder communications in an appropriate manner. The name of any specific intended recipient should be noted in the communication. The Board has instructed the Secretary to forward such correspondence to the Board; however, prior to forwarding any correspondence, the Board has also instructed the Secretary to review such correspondence and, in his or her discretion, not to forward certain items if they are deemed of a personal, illegal, commercial, offensive or frivolous nature or otherwise inappropriate for the Board’s consideration.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Information About our Board of Directors

Our Board of Directors currently has six members in accordance with the bylaws of the company.  All of the nominees proposed for election at the meeting are currently serving as directors.  Each newly elected director will serve a one-year term until the next annual meeting of shareholders or until his successor is elected and qualified.  During the course of a term, the Board may appoint a new director to fill any vacant spot, including a vacancy caused by an increase in the size of the Board.  The new director will complete the term of the director he or she replaced.  Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve.  However, if any nominee cannot serve, then your proxy will be voted for another nominee proposed by the Board, or the Board may reduce the number of directors.  Any votes cast may be distributed among the director nominees voted for in such proportions as the proxy holder may determine in his sole judgment.

The Board of Directors has, upon recommendation of the Nominating and Governance Committee, nominated Mark J. Barrenechea, Christopher P. Calisi, Robert A. Degan, Scott McClendon, William J. Miller and Michael Norkus for election as members of the Board of Directors.  When first appointed during fiscal 2006, Mr. Barrenechea and Mr. Miller were identified as potential directors by a third-party search firm and evaluated and recommended for appointment as directors by our Nominating and Governance Committee.

The company, as a matter of policy, encourages its directors to attend meetings of shareholders.  Each director proposed for election at our 2005 annual shareholder meeting (i.e., Messrs. Calisi, Degan, McClendon and Norkus) attended the 2005 annual shareholder meeting.

Cumulative Voting Rights

Our bylaws provide that you can cumulate your votes in the election of directors if, before the vote begins, the candidate or candidates have been nominated and any of our shareholders notifies us of his or her intent to cumulate his or her votes.  Under cumulative voting, you may cast a number of votes equal to the product of the number of your shares times the number of directors to be elected at the meeting.  If you notify us that you intend to cumulate your votes at any time before the election of directors begins, then you may vote all of your votes for one candidate, or you may distribute your votes among as many candidates as you desire.  The candidates receiving the highest numbers of affirmative votes of the shares entitled to vote in the election of directors will be elected to the Board positions up for election.  If voting for directors is conducted by cumulative voting, then the person named on the proxy will have discretionary authority to cumulate votes among the candidates.

Vote Required

The nominees who receive the highest number of votes represented by shares of common stock present or represented by proxy and entitled to vote at the annual meeting will be elected.

Biographies of Director Nominees

Mark J. Barrenechea Director since 2005 Age 41

Mr. Barrenechea joined Garnett & Helfrich Capital as a Director in June 2006. Garnett & Helfrich is a private equity fund focused exclusively on the emerging venture buyout segment for mid-sized technology spinouts.  Prior to joining Garnett & Helfrich, Mr. Barrenechea held several senior executive positions with Computer Associates International, Inc. (“CA”), one of the world’s largest information technology (IT) management software companies. He led CA’s technology and mergers and acquisition activity, identifying potential acquisition candidates, determining how technologies align with CA’s product portfolio and outlining market opportunities.  During his career with CA, Mr. Barrenechea held the following positions:  Executive Vice President and Chief Technology Officer from January 2006 to June 2006; Executive Vice President of Technology Strategy and Chief Technology Architect from May 2005 to January 2006; and Executive Vice President of Product Development from June 2003 to May 2005.  Prior to CA, he served in a variety of positions at Oracle Corporation from June 1997 to June 2003, including Senior Vice President, Applications Development, and also served as a member of the Executive Management Committee. Before Oracle, Mr. Barrenechea was Vice President, Application Development at Scopus Technology and Ceridian/Tesseract Corporation. Mr. Barrenechea is also on the Board of Directors of Ingres Corporation, a privately held open source software company created in November 2005 as part of a partnership between CA and Garnett & Helfrich Capital. He is the author of eBusiness or Out of Business (McGraw-Hill, 2001) and Software Rules (McGraw-Hill, 2002).

Christopher P. Calisi Director since 2001 Age 46

Mr. Calisi has served as our President and Chief Executive Officer since March 2001.  From October 1999 to January 2001, he was Chief Executive Officer of eHelp Corporation, a provider of Internet development tools.  From 1992 to 1999, he held several senior executive positions with Symantec Corporation, a provider of Internet security technology, including Vice President, Communications Division and Vice President, Sales & Marketing – Asia Pacific.  From 1988 to 1991, he held management positions in sales and marketing with Unify Corporation, a provider of database and application development and deployment software and services.

Robert A. Degan Director since 2000 Age 67

Mr. Degan has been a private investor since January 2000.  From November 1998 to December 1999, Mr. Degan served as General Manager of the Enhanced Services & Migration Business Unit (formerly, Summa Four, Inc.) of Cisco Systems, Inc., an Internet networking company.  From July 1998 to November 1998, Mr. Degan was Chairman, President and Chief Executive Officer of Summa Four, Inc., and from January 1997 to July 1998 he served as its President and Chief Executive Officer and as a director.  Mr. Degan became Chairman of the Board of CaminoSoft Corp., an information storage company in April 2006. He retired from the Board of Directors of FlexiInternational Software, Inc. in July 2006 and Gensym Corporation in May 2005.  Mr. Degan was formerly on the research staff at Massachusetts Institute of Technology (MIT).

Scott McClendon Director since 1991 Age 67

Mr. McClendon has been a business consultant since June 2001.  He served as our President and Chief Executive Officer from October 1991 to March 2001, when he was named our Chairman, and was an officer and employee until June 2001.  He was employed by Hewlett-Packard Company, a global manufacturer of computing, communications and measurement products and services, for over 32 years in various positions in engineering, manufacturing, sales and marketing.  He last served as the General Manager of the San Diego Technical Graphics Division and Site Manager of Hewlett-Packard in San Diego, California.  Mr. McClendon is a director of SpaceDev, Inc., an aerospace development company, and Procera Networks, Inc., a network equipment company.

William J. Miller Director since 2006 Age 61

Mr. Miller has served as an independent director and advisor to technology companies since 1999.  From April 1996 to November 1999, Mr. Miller was the Chairman and CEO of Avid Technology, a leader in digital media creation tools for film, video, audio, animation, games, and broadcast professionals. Prior to that time, he served as CEO of Quantum Corporation, a developer of storage technology, from 1992 to 1995 and as Chairman of Quantum from 1993 to 1995.  From 1981 to 1992, Mr. Miller held senior management positions at Control Data Corporation, now known as Ceridian Corporation.  From 1970 to 1980 he practiced law.  Mr. Miller currently serves as a director for Digimarc Corporation, a supplier of secure identity and media management solutions, Nvidia Corp, a provider of graphics processing units (GPUs), media and communications processors (MCPs), wireless media processors (WMPs), and related software for personal computers (PCs), handheld devices, and consumer electronics platforms; Waters Corporation, a manufacturer of analytical instruments; and Viewsonic Corporation, a provider of visual display products.

Michael Norkus Director since 2004 Age 60

Mr. Norkus is the President of Alliance Consulting Group, a strategy consulting firm, which he founded in 1986.  From 1975 to 1986, Mr. Norkus served as a Vice President of Boston Consulting Group where he was the founding member of the firm’s Munich, Germany office. Mr. Norkus is a member of the Board of Associates of The Whitehead Institute in Cambridge, Massachusetts and of the Boston Public Library Foundation.

There are no family relationships between any nominees or executive officers of our company, and there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was or is selected as a director or nominee.

OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION

TO THE BOARD OF EACH OF THESE NOMINEES

PROPOSAL NO. 2

APPROVAL OF 2006 EMPLOYEE STOCK PURCHASE PLAN

We are asking our shareholders to approve our 2006 Employee Stock Purchase Plan (the Purchase Plan) so that we can use it to achieve our company’s goals, as described below, and to replace our 1996 Employee Stock Purchase Plan which is due to expire on January 31, 2007.  Our Board has approved the Purchase Plan, but no shares of common stock will be purchased or delivered under the Purchase Plan until approval from our shareholders.

Below is a summary of the principal provisions of the Purchase Plan.  The summary is qualified by reference to the Purchase Plan as set forth in Appendix A to this proxy statement.

Description of the Purchase Plan

General.  The Purchase Plan, which is intended to qualify under the provisions of Section 423 of the Internal Revenue Code of 1986, as amended, provides an opportunity for our employees to purchase shares of common stock through payroll deductions, and through such opportunity, to have an additional incentive to contribute to the prosperity of our company.

Administration.  The Board has broad authority to make policy decisions concerning the Purchase Plan.  The Board has appointed our Compensation Committee to handle the day-to-day operations of the Purchase Plan and to perform such other functions relating to the Purchase Plan as delegated by the Board.  All questions of interpretation or application of the Purchase Plan are determined by the Board or the Compensation Committee.

Eligibility.  Any employee regularly employed on a full-time basis (more than 20 hours per week or five months per year) on the first day of an option period (as defined below) is eligible to participate in the Purchase Plan with respect to that option period.  However, an employee may not participate in the Purchase Plan if, immediately after an option is granted, such employee owns (or is considered to own) shares of common stock possessing 5% or more of either the total combined voting power or value of all classes of common stock of our company or any of its subsidiaries.  We reserve the right to require a minimum period of service of up to two years to participate in any future option period.  The Board may extend eligibility to part-time employees and may also determine that a designated group of highly compensated employees is ineligible to participate in the Purchase Plan.  An eligible employee becomes a participant in the Purchase Plan by filing an enrollment form and a completed payroll deduction authorization.

Participation.  Under the Purchase Plan, shares of common stock are offered for purchase through a series of successive option periods, each of which may last up to 27 months.   The option periods currently have a duration of six  months, although the length or date of commencement of an option period may change in the future. The first option period will commence on February 5, 2007.  Within each option period, the Board may establish one or more exercise periods of any duration selected by the Board.  Currently, the Board has determined that the exercise period is the same six-month period as the option period, but that may change in the future.  Each eligible employee who elects to participate in the Purchase Plan for a particular option period is granted a purchase option on the first day of such option period.  To participate in the Purchase Plan, each eligible employee must authorize payroll deductions at the rate of any whole percentage of such employee’s compensation (i.e., 1%, 2%, etc.), not to exceed 15% of such compensation.  Each eligible employee may elect whether deductions will be taken from salary only, or from salary and eligible bonuses.  An employee will not however be permitted to accrue rights to purchase shares under the Purchase Plan at a rate that exceeds $25,000 of fair market value of such shares (determined at the time an option is granted) for any calendar year in which such option is outstanding at any time, and shares subject to any option cannot exceed 1,500.

Once an employee becomes a participant in the Purchase Plan, the employee will automatically participate in each successive option period until the employee withdraws from the Purchase Plan or the employee’s employment terminates.  At the beginning of each option period, each participant is automatically granted an option to purchase shares of common stock.  The option expires at the end of the option period or upon termination of employment, whichever is earlier, but is exercised automatically at the end of each exercise period for the purchase of the number of full shares of common stock to the extent of the accumulated payroll deductions credited to such participant’s account during such exercise period.

Purchase Price, Shares Purchased.  The purchase price of shares purchased under the Purchase Plan is 95% (the “Designated Percentage”) of the fair market value of the common stock on the last day of each offering period.  The Board or the Compensation Committee, however, in its discretion may do either or both of the following:  (a)  change the Designated Percentage with respect to any future option period, but not below 85%; or (b) determine the option price for any future option period as the lower of (i) the Designated Percentage of the fair market value of the common stock on the date on which an option is granted, or (ii) the Designated Percentage of the fair market value on the exercise date on which the common stock is purchased.  The fair market value is the closing price reported on the NASDAQ Global Select Market for the trading day preceding the day in question.  The number of shares of common stock that a participant purchases in each exercise period is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation prior to the last day of the exercise period by the purchase price determined as described above.

Authorized Shares.  The maximum number of shares that may be purchased under the Purchase Plan is 500,000 shares.  The Board may designate any amount of available shares for offering for any option period.

Termination of Employment.  Termination of a participant’s employment for any reason, including disability or death, cancels immediately his or her option and participation in the Purchase Plan.  In that event, the payroll deductions credited to the participant’s account are returned to him or her or, in the case of death, to the person’s designated beneficiary.

Adjustment Upon Change in Capitalization, Mergers and Other Corporate Events.  If there is a stock split or reverse stock split, we pay a stock dividend or there occurs any other increase or decrease in the shares of our common stock without our receipt or payment of consideration, then appropriate adjustments will be made to the maximum number and class of securities issuable under the Purchase Plan, the maximum number of securities purchasable per participant, and the number and class of securities and the price per share in effect under each outstanding option.  If there is a liquidation or dissolution of our company, the option period will terminate immediately prior to such event, unless otherwise provided by the Board, in its sole discretion, and all outstanding options will automatically terminate and the amounts of all payroll deductions will be returned without interest to the participants.  If a merger or acquisition occurs where our company is not the surviving company, or if there is a sale of all or substantially all of the assets of the company, the Board will , in its sole discretion, select one of the following alternatives for the Purchase Plan:

•                  each option may be assumed or an equivalent option may be substituted by the acquiring company;

•                  a date on or before the consummation of the transaction may be selected as the exercise date, and all outstanding options will be exercised on that date; or

•                  all outstanding options may be terminated, and the amounts of all payroll deductions will be returned to the participants.

Amendment and Termination of the Purchase Plan.  The Purchase Plan will continue in effect indefinitely unless the Board terminates or suspends the Purchase Plan.  The Board may amend the Purchase Plan in any manner it sees fit, but the shareholders must approve any amendment that:

•                  increases the number of shares subject to the Purchase Plan, other than adjustments for stock splits, recapitalizations and the like;

•                  materially modifies the requirements for eligibility for participation in the Purchase Plan;

•                  materially increases the benefits accruing to participants; or

•                  reduces the purchase price for shares under the Purchase Plan, other than adjustments for stock splits, recapitalizations and the like.

Under the rules of the NASDAQ Global Select Market, our Compensation Committee or a majority of our independent directors must approve any material amendment to the Purchase Plan which is not approved by our shareholders.

Change of Participation Level and Withdrawal.  Generally, a participant may reduce and increase his or her level of participation in, or withdraw from, an exercise period at any time without affecting his or her eligibility to participate in future exercise periods.  Once a participant withdraws from a particular exercise period, such participant’s accumulated payroll deductions will remain in the Purchase Plan for the purchase of shares on the last day of that exercise period.  However, the participant will not again participate until he or she completes a new payroll deduction authorization and plan enrollment form.  The Compensation Committee may establish rules limiting the frequency with which participants may suspend and resume payroll deductions under the Purchase Plan, and may impose a waiting period on participants wishing to resume suspended payroll deductions.

Certain Federal Income Tax Information

The following is a general summary as of this date of the federal income tax consequences to us and to employees participating in the Purchase Plan. The federal tax laws may change and the federal, state and local tax consequences for any participating employee will depend upon his or her individual circumstances. Each participating employee is encouraged to seek the advice of a qualified tax advisor regarding the tax consequences for participation in this Purchase Plan.

The Purchase Plan is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code.  Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of.  Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of tax will depend upon the holding period.  If the shares are sold or otherwise disposed of more than two years from the first day of the option period and more than one year from the date of transfer of the stock to the participant, then the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the option period.  Any additional gain will be treated as long-term capital gain.  If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price.  Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period.  We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant, except to the extent ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period described above.  Our deduction may be limited under Section 162(m) of the Internal Revenue Code.  See Report of the Compensation Committee of the Board of Directors on Executive Compensation under the heading “Tax Deductibility.”

New Plan Benefits

The amounts of future stock purchases under the Purchase Plan are not determinable because, under the terms of the Purchase Plan, purchases are based upon elections made by participants. Future purchase prices are not determinable because they are based in part upon fair market value of our  common stock on future dates.

Vote Required

Approval of the Purchase Plan requires the affirmative vote of the holders of a majority of the shares casting votes in person or by proxy on this proposal at the annual meeting.  The number of such affirmative votes must be at least a majority of the required quorum for the meeting.  The number of votes cast in favor of this proposal must also be at least a majority of the required quorum.  The presence in person or by proxy of the persons entitled to vote a majority of shares of our common stock will constitute a quorum under our bylaws.  Abstentions will be counted towards the tabulation of votes cast on this proposal.  Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Our Board RECOMMENDS A VOTE “FOR” THE PROPOSAL

TO APPROVE THE 2006 EMPLOYEE STOCK PURCHASE PLAN

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking you to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending July 1, 2007. PricewaterhouseCoopers LLP has audited our financial statements annually since our inception in 1980.  Representatives of PricewaterhouseCoopers LLP are expected to be at the annual meeting to answer any questions and make a statement should they choose to do so.

Although our bylaws do not require that our shareholders approve the appointment of our independent registered public accounting firm, our Board is submitting the selection of PricewaterhouseCoopers LLP to our shareholders for ratification as a matter of good corporate practice.  If our shareholders vote against the ratification of PricewaterhouseCoopers LLP, our Board will reconsider whether or not to retain the firm.  Even if our shareholders ratify the appointment, our Board may choose to appoint a different independent registered public accounting firm at any time during the year if our Board determines that such a change would be in the best interests of Overland Storage, Inc. and our shareholders.

Vote Required

Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares casting votes in person or by proxy on this proposal at the annual meeting.  The number of such affirmative votes must be at least a majority of the required quorum for the meeting.  The number of votes cast in favor of this proposal must also be at least a majority of the required quorum.  The presence in person or by proxy of the persons entitled to vote a majority of shares our common stock will constitute a quorum under our bylaws.  Abstentions will be counted towards the tabulation of votes cast on this proposal.  Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Our Board recommends a vote “FOR” ratification

of  PricewaterhouseCoopers LLP as our

independent registered public accounting firm

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table outlines the ownership of our common stock as of September 18, 2006 (except as otherwise indicated below) by:

•                  each director and nominee for director;

•                  each executive officer named in the Summary Compensation Table in the section “Compensation of Executive Officers” below;

•                  all current directors and executive officers as a group; and

•                  every person or entity that we know beneficially owns more than 5% of our outstanding common stock.

This table is based upon information supplied by officers, directors and principal shareholders and filings with the Securities and Exchange Commission.  Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

	Beneficial Ownership
Beneficial Owner +	Shares of Common Stock Currently Owned		Shares Acquirable Within 60 Days (1)	Percent of Class (2)
Wellington Management Company, LLP 75 State Street Boston, MA 02109	1,567,700	(3)	—	12.2%
FMR Corp. 82 Devonshire Street Boston, MA 02109	1,399,970	(4)	—	10.9%
Dimensional Fund Advisors Inc. 1299 Ocean Avenue Santa Monica, CA 90401	979,815	(5)	—	7.6%
Kingdon Capital Management, LLC 152 West 57th Street New York, NY 10019	655,100	(6)	—	5.1%
Mark J. Barrenechea	1,000		16,500	*
Christopher P. Calisi	107,809		686,150	5.9%
Robert A. Degan	2,000	(7)	137,000	1.1%
Scott McClendon	386,000	(8)	115,000	3.9%
William J. Miller	1,000		7,500	*
Michael Norkus	7,000		40,500	*
W. Michael Gawarecki	350		193,900	1.5%
George Karabatsos (9)	0		0	*
Vernon A. LoForti	13,236		213,367	1.7%
Robert J. Scroop	0		129,700	1.0%
Current directors and executive officers as a group (11 persons)	519,033		1,666,117	15.1%

*Less than 1%

+           Except as otherwise indicated, the address for each beneficial owner is 4820 Overland Avenue, San Diego, CA,
92123.

(1)          Includes shares of common stock which could be acquired upon exercise of stock options which are either currently vested or will vest within 60 days of September 18, 2006.

(2)          Based on 12,851,883 shares of common stock outstanding on September 18, 2006, calculated in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

(3)          Pursuant to a Form 13F for the period ended June 30, 2006, Wellington Management Company, LLP has sole     voting power with respect to 508,600 shares, shared voting power with respect to 425,500 shares, no voting power with respect to 633,600 shares and sole investment discretion with respect to 880,600 shares.

(4)          Pursuant to a Form 13F for the period ended June 30, 2006.  Voting and investment discretion is unclear with respect to these shares.  Fidelity Management & Research Company and FMR Co., Inc. are listed as managers of these shares.

(5)          Pursuant to a Form 13F for the period ended June 30, 2006, Dimensional Fund Advisors Inc. has sole voting power with respect to 958,415 shares, no voting power with respect to 21,400 shares and sole investment discretion with respect to all shares.

(6)          Pursuant to a Form 13F for the period ended June 30, 2006, Kingdon Capital Management, LLC. has sole voting power and shared investment discretion with respect to these shares.

(7)          Includes 1,000 shares of common stock held by Mr. Degan’s wife.

(8)          Represents shares of common stock owned by Mr. McClendon through his family trust and includes 1,000 shares held by his wife.

(9)          Mr. Karabatsos, an executive officer named in the Summary Compensation Table in the section  “Compensation of  Executive Officers” below, was terminated by the company effective July 24, 2006.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC.  Based solely on copies of these reports provided to us and written representations that no other reports were required, we believe that these persons met all of the applicable Section 16(a) filing requirements during fiscal 2006, except one late Form 4 was filed for Mr. Barrenechea to report an acquisition of our common stock.

Code of Ethics

We have adopted the Overland Storage, Inc. Code of Business Conduct and Ethics, which applies to our directors, officers and employees.  A copy of the Code of Business Conduct and Ethics is publicly available on our website at www.overlandstorage.com.  If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the code applying to our principal executive officer or our principal financial or accounting officer, we will disclose the nature of such amendment or waiver on our website or in a report on Form 8-K.

Executive Officers

Our current executive officers are:

Name	Age	Position Held

Christopher P. Calisi	46	President and Chief Executive Officer
W. Michael Gawarecki	58	Vice President, Operations
Christie Huff	42	Vice President, Worldwide Marketing
Michael S. Kerman	42	Vice President and Chief Strategy Officer
Vernon A. LoForti	53	Vice President, Chief Financial Officer and Secretary
Robert J. Scroop	58	Vice President, Engineering

Christopher P. Calisi is a director.  See “Election of Directors” for a description of his business experience.

W. Michael Gawarecki has served as Vice President of Operations since joining us in July 1998.  From October 1997 to June 1998, he was Vice President of Operations for SubMicron Systems Corporation, a supplier of equipment to the semiconductor industry.  From February 1994 to September 1997, Mr. Gawarecki was director of California operations for Millipore Corporation, a supplier of purification products to the biopharmaceutical and semiconductor industries.  From February 1993 to January 1994, he was Director of Advanced Manufacturing at Telectronics Pacing Systems, a medical device company.

Christie Huff has served as our Vice President of Worldwide Marketing since July 2004 and was named an executive officer with the same title in September 2005.  From March 2002 to July 2004, she held the title of Director of Channel and Partner Marketing. Ms. Huff joined Overland as Director of Marketing in October 2001. Prior to joining Overland, she was Vice President of Marketing for eHelp Corporation, a leading provider of Internet and software development tools, from January 2001 to September 2001. She joined eHelp Corporation as its Director of Marketing in January 2000.  From July 1997 to January 2000, Ms. Huff served as the Director of Marketing for SOMC Group, a privately held distributor of consumer software products.  From October 1986 to July 1997, Ms. Huff held a variety of marketing management positions including the Director of Marketing position for Equifax, a Fortune 500 company specializing in the information industry.

Michael S. Kerman joined Overland in August 2004.  Mr. Kerman currently serves as our Vice President and Chief Strategy Officer and has held that position from August 2004 to April 2005 and from June 2006 to the present time.  From April 2005 to June 2006, Mr. Kerman served as Vice President and General Manager of the Appliance Business Unit.  Prior to joining Overland, he spent four years with Computer Associates International Inc., an independent software vendor and provider of security, storage, infrastructure and application lifecycle management software, where he served in the following positions: Vice President of Marketing from December 2003 to August 2004; Director of North American Field Marketing from March 2002 to December 2003; and Director of Marketing of Enterprise Management Solutions from April 2000 to March 2002.  From 1991 to 1999, Mr. Kerman held several positions with Symantec Corporation, a provider of enterprise and consumer security software, including: Business Unit Vice President and General Manager from December 1998 to October 1999; Vice President of Product Management from September 1997 to December 1998; General Manager of Remote Access Division from March 1996 to September 1997; and various product management positions in the Remote Access Division from September 1991 to March 1996.  From 1986 to 1990, Mr. Kerman co-founded ECI Technology, served as an engineer with T.M. Bier & Associates and was a consultant with UNC Consulting Team of Chapel Hill Business School.

Vernon A. LoForti has served as Vice President and Chief Financial Officer since joining us in December 1995, as Secretary since November 1997, and as Assistant Secretary from December 1995 to November 1997.  From August 1992 to December 1995, he was the Chief Financial Officer for Priority Pharmacy, a privately held pharmacy company. From 1981 to 1992, Mr. LoForti was Vice President of Finance for Intermark, Inc., a publicly held conglomerate.

Robert J. Scroop was named Vice President of Engineering in April 2005, having previously held the title of Vice President and General Manager of our Automation Business Unit since July 2004.  From August 2001 to July 2004, Mr. Scroop held the title of Vice President and General Manager of our Storage Resource Business Unit.   Prior to that time, he served as our Vice President of Engineering since joining us in February 1993.  From April 1990 to February 1993, he was Vice President of Engineering of the Cipher Division of Archive Corporation, a computer storage company.  From December 1985 to April 1990, he was a Director of Engineering at Cipher.

There were no arrangements or understandings between any officer and any other person pursuant to which he or she was or is to be selected as an officer. There are no family relationships between any executive officer, director or person nominated by the company to become a director or executive officer.

COMPENSATION OF EXECUTIVE OFFICERS

The following table shows the compensation paid to or earned by each person who served as our Chief Executive Officer during the last fiscal year and each of our four next highest paid executive officers serving as executive officers at the end of fiscal 2006:

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary		Bonus (1)	Restricted Stock Award		Shares of Common Stock Underlying Options (2)	All Other Compensation

Christopher P. Calisi President and Chief Executive Officer	2006 2005 2004	$414,539 462,692 419,904	(3)	— $ 141,075 97,718	— $ 543,000 —	(4)	— 100,000 50,000	$7,200 19,043 10,522	(5) (6) (7)

Vernon A. LoForti Vice President and Chief Financial Officer	2006 2005 2004	$327,828 321,144 262,601	(8) (9)	$10,000 40,397 32,130	— — —		— 29,700 10,000	$13,547 20,339 2,324	(8) (9) (10)

George Karabatsos (11) Vice President, Worldwide Sales	2006 2005 2004	$260,429 — —	(12) (13) (13)	— — —	$117,600 — —	(14)	100,000 — —	$15,498 — —	(15)

W. Michael Gawarecki Vice President, Operations	2006 2005 2004	$246,500 237,000 215,744		$10,000 32,001 24,460	— — —		— 31,400 10,000	$17,159 13,457 11,680	(16) (17) (18)

Robert J. Scroop Vice President, Engineering	2006 2005 2004	$237,629 241,702 216,252	(19) (20)	$10,000 33,267 26,989	— — —		— 29,700 10,000	$14,214 11,940 11,703	(19) (20) (21)

(1)          For fiscal 2004, includes bonuses paid to each named executive officer in January 2004 under the executive officers’ bonus plan.  No executive bonuses were earned in the first, third or fourth quarters of fiscal 2004. For fiscal 2005, includes bonuses paid to each named executive officer in October 2004 under the executive officers’ bonus plan.  No executive bonuses were earned in the second, third or fourth quarters of fiscal 2005.  On April 28, 2005, in conjunction with his annual salary increase, Mr. Calisi received a cash bonus of $21,500.  For fiscal 2006, includes a $10,000 discretionary bonus paid to each of Messrs. LoForti, Gawarecki and Scroop in January 2006 in recognition of certain OEM business awarded to Overland.  No bonuses were paid under the executive officers’ bonus plan in fiscal 2006.

(2)          We have not granted any stock appreciation rights.

(3)          Effective November 2005, at the request of Mr. Calisi, we reduced his annual salary from $500,000 to $395,000 as described more fully under “Employment Arrangements” below.

(4)          On April 28, 2005, Mr. Calisi received a grant of 50,000 restricted shares of our common stock pursuant to the 2003 Equity Incentive Plan, which vest in installments of 16,667, 16,667 and 16,666 shares on January 1, 2006, January 1, 2007 and January 1, 2008, respectively.  At the end of fiscal 2005, Mr. Calisi held an aggregate of 100,000 restricted shares of our common stock with an aggregate value of $950,000 based on the closing price of $9.50 per share reported on Nasdaq on July 1, 2005.  All of these shares will participate in any dividends paid on our common stock.

(5)          Represents employer matching contributions that we made on behalf of Mr. Calisi under our 401(k) Plan in the amount of $4,197, premiums we paid on his behalf for term life and disability insurance in the amount of $1,212 and $1,791 we paid on his behalf for medical expenses in fiscal 2006.

(6)          Represents employer matching contributions that we made on behalf of Mr. Calisi under our 401(k) Plan in the amount of $10,235, premiums we paid on his behalf for term life and disability insurance in the amount of $1,308 and $7,500 we paid on his behalf for medical expenses in fiscal 2005.

(7)          Represents employer matching contributions that we made on behalf of Mr. Calisi under our 401(k) Plan in the amount of $9,675 and premiums we paid on his behalf for term life and disability insurance in the amount of $847 in fiscal 2004.

(8)          “All Other Compensation” represents employer matching contributions that we made on behalf of Mr. LoForti under our 401(k) Plan in the amount of $6,699, premiums we paid on his behalf for term life and disability insurance in the amount of $1,507 and medical expenses we paid on his behalf in the amount of $5,341 in fiscal 2006.  “Salary” includes vacation payout in the amount of $30,078 in fiscal 2006.

(9)          “All Other Compensation” represents employer matching contributions that we made on behalf of Mr. LoForti under our 401(k) Plan in the amount of $8,193, premiums we paid on his behalf for term life and disability insurance in the amount of $1,431 and medical expenses we paid on his behalf in the amount of $10,715 in fiscal 2005.  “Salary” includes vacation payout in the amount of $34,356 in fiscal 2005.

(10)    Represents employer-matching contributions that we made on behalf of Mr. LoForti under our 401(k) Plan in the amount of $967 and premiums we paid on his behalf for term life and disability insurance in the amount of $1,357 in fiscal 2004.

(11)    Mr. Karabatsos was terminated by the company effective July 24, 2006.

(12)    Includes $102,256 of sales commissions earned by Mr. Karabatsos in fiscal 2006.

(13)    Mr. Karabatsos was not an employee of the company during fiscal 2004 or fiscal 2005. He joined the company in August 2005.

(14)    On August 8, 2005 (his date of hire), Mr. Karabatsos received a grant of 15,000 restricted shares of our common stock pursuant to the 2003 Equity Incentive Plan, which was scheduled to vest in annual installments of 5,000 shares beginning on August 8, 2006.  At the end of fiscal 2006, Mr. Karabatsos’ shares were valued at $100,500 based upon the closing price of $6.70 per share as reported on Nasdaq on June 30, 2006.  These shares were cancelled effective July 24, 2006 upon Mr. Karabatsos’ termination date.

(15)    Represents employer matching contributions that we made on behalf of Mr. Karabatsos under our 401(k) Plan in the amount of $9,981, premiums we paid on his behalf for term life and disability insurance in the amount of $701, and $4,816 we paid on his behalf for medical expenses in fiscal 2006.  Because Mr. Karabatsos’ employment with the company was terminated prior to his one-year anniversary with the company, the 401(k) employer matching contribution will be forfeited upon payout of benefits to Mr. Karabatsos since the matching amount was not vested under the plan at the time of his termination.

(16)    Represents employer matching contributions that we made on behalf of Mr. Gawarecki under our 401(k) Plan in the amount of $9,450, premiums we paid on his behalf for term life and disability insurance in the amount of $2,286, and $5,423 we paid on his behalf for medical expenses in fiscal 2006.

(17)    Represents employer matching contributions that we made on behalf of Mr. Gawarecki under our 401(k) Plan in the amount of $10,380, premiums we paid on his behalf for term life and disability insurance in the amount of $2,162, and $915 we paid on his behalf for medical expenses in fiscal 2005.

(18)    Represents employer matching contributions that we made on behalf of Mr. Gawarecki under our 401(k) Plan in the amount of $9,708 and premiums we paid on his behalf for term life and disability insurance in the amount of $1,972 in fiscal 2004.

(19)    “All Other Compensation” represents employer matching contributions that we made on behalf of Mr. Scroop under our 401(k) Plan in the amount of $9,450, premiums we paid on his behalf for term life and disability insurance in the amount of $2,018, and $2,746 we paid on his behalf for medical expenses in fiscal 2006. “Salary” includes vacation payout in the amount of $17,129 in fiscal 2006.

(20)    “All Other Compensation” represents employer matching contributions that we made on behalf of Mr. Scroop under our 401(k) Plan in the amount of $9,922 and premiums we paid on his behalf for term life and disability insurance in the amount of $2,018 in fiscal 2005.  “Salary” includes vacation payout in the amount of $21,202 in fiscal 2005.

(21)    Represents employer-matching contributions that we made on behalf of Mr. Scroop under our 401(k) Plan in the amount of $9,731 and premiums we paid on his behalf for term life and disability insurance in the amount of $1,972 in fiscal 2004.

Stock Option Grants

The following table shows all stock options granted during fiscal 2006 to the executive officers named in the Summary Compensation Table.  These options were granted under our 2003 Equity Incentive Plan.  No stock appreciation rights were granted during the last fiscal year.

Option Grants in Last Fiscal Year

Individual Grants
			Percent of			Potential Realizable
	Number of		Total Options			Value at Assumed
	Securities		Granted to	Exercise		Annual Rates of
	Underlying		Employees	Price		Stock Price Appreciation
	Options		in Fiscal	Per	Expiration	for Option Term (3)
Name	Granted		Year (2)	Share	Date	5%	10%

Christopher P. Calisi	—		—	—	—	—	—
Vernon A. LoForti	—		—	—	—	—	—
George Karabatsos	100,000	(1)	68.7%	$7.84	8/8/2015	$493,053	$1,249,494
W. Michael Gawarecki	—		—	—	—	—	—
Robert J. Scroop	—		—	—	—	—	—

(1)          This stock option was granted under our 2003 Equity Incentive Plan on August 8, 2005 and was scheduled to vest  over a three-year period, with one-third vesting one year following the grant date and the remaining two-thirds vesting monthly over the next 24 months thereafter.  The exercise price of the option was the fair market value on the date of grant.  The option had a term of ten years and vesting would have accelerated in the event of a change of control.  The company terminated Mr. Karabatsos effective July 24, 2006 and this option was cancelled on the same date as no portion of the option had yet vested.

 (2)       In fiscal 2006, we granted options to purchase a total of 145,500 shares to employees under our 2003 Equity Incentive Plan.

(3)          The potential realizable value is calculated based on the original option term and the assumption that the market value of the underlying stock increases at the stated values, compounded annually.  The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise.  These assumed rates of appreciation do not represent our estimate or projection of the appreciation of our common stock, and actual gains will depend on the future performance of our common stock.

Stock Option Exercises and Holdings

The following table shows stock options exercised during fiscal 2006 and unexercised options held at the end of the year by each of the executive officers named in the Summary Compensation Table.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year End Option Values

	Shares		Number of Securities		Value of Unexercised
	Acquired		Underlying Unexercised		In-The-Money
	on	Value	Options at July 2, 2006		Options at July 2, 2006(1)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Christopher P. Calisi	—	—	675,050	49,950	—	—
Vernon A. LoForti	15,000	$88,300	213,367	—	$32,250	—
George Karabatsos	—	—	—	100,000	—	—
W. Michael Gawarecki	—	—	193,900	—	$64,000	—
Robert J. Scroop	—	—	129,700	—	—	—

(1)          Based upon the difference between the fair market value of $6.70 on July 2, 2006 and the exercise price.

Long-Term Incentive Plan Awards

There were no awards made to our executive officers under any long-term incentive plan during fiscal 2006.

Employment, Severance and Change in Control Agreements

Retention Agreements.  We entered into retention agreements with Messrs. LoForti, Gawarecki and Scroop effective January 27, 2000, with Mr. Calisi effective March 12, 2001 and with Mr. Karabatsos effective August 8, 2005.  These agreements provide that the officer will receive a severance payment if, within two years of the consummation of a change in control of Overland, he is terminated without cause or resigns with good reason.  These severance payments are based on the officer’s base salary at the time of the consummation of the change in control or the termination date, whatever is higher, plus his target bonus for the year prior to the consummation of the change in control.  The agreements provide that, upon a change in control, Mr. Calisi would be entitled to receive an amount equal to 2.5 times his base salary plus target bonus, and Mr. LoForti would be entitled to receive an amount equal to 2.0 times his base salary plus target bonus.  Messrs. Gawarecki, Karabatsos and Scroop each would be entitled to an amount equal to their respective base salary plus target bonus.  Mr. Karabatsos became ineligible for benefits under his retention agreement effective as of the date of his termination.  If any portion of any payment under any of the agreement would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, then that payment will be reduced to an amount that is one dollar less than the threshold for triggering the tax imposed by Section 4999 of the Internal Revenue Code.

Employment Agreements.  We entered into employment agreements with each of the named executive officers shown in the table below which continued to be effective during fiscal 2006.  Except as noted below, each employment agreement has a one-year term, automatically renews for successive one-year terms, and provides that our Board may unilaterally modify an executive officer’s compensation at any time.

Name	Title	Effective Date

Christopher P. Calisi	President and Chief Executive Officer	March 12, 2001
Vernon A. LoForti	Vice President, Chief Financial Officer and Secretary	December 4, 2000
W. Michael Gawarecki*	Vice President, Operations	May 16, 2005

* Mr. Gawarecki’s employment agreement terminated on June 30, 2006.

Under the agreements with Messrs. Calisi and LoForti, if we terminate the executive officer’s employment without cause, then we are obligated to pay the officer a severance payment equal to his base salary, payable on a pro-rated basis according to our normal payroll cycle for the 12 months following his termination.  In addition, he is entitled to receive accelerated vesting for any stock options that would otherwise have vested during the 12-month period following his termination.  He is also entitled to receive the cash severance payment if he resigns for good reason because of any of the following events:

•                  reduction in compensation of more than 10%;

•                  change in position or duties so that his duties are no longer consistent with his previous position; or

•                  change in principal place of work to more than 50 miles from our current facility without his approval.

Mr. Calisi and Mr. LoForti are also eligible for discretionary quarterly bonuses under our executive bonus plan described below.  Mr. LoForti currently earns an annual salary of $297,750.

In November 2005, we amended the terms of Mr. Calisi’s employment agreement and retention agreement pursuant to a voluntary offer made by Mr. Calisi.  Pursuant to the amendments, Mr. Calisi’s gross annual base salary was reduced from $500,000 to $395,000 effective as of November 15, 2005, except that solely for purposes of calculating severance payments under the employment agreement and retention agreement, Mr. Calisi’s salary will be deemed to be the greater of $500,000 or his then current salary as of the date of termination or a change of control, as applicable.  The reduction in salary reduced the annual bonus for which Mr. Calisi is eligible under the employment agreement and the retention agreement.  The Board of Directors will have sole and absolute discretion to modify Mr. Calisi’s compensation going forward, including any increase in compensation, subject to the existing terms of the agreements.  In April 2005, the annual salary of Mr. Calisi had been increased to $500,000.

Mr. Karabatsos terminated effective July 24, 2006.  At the time of his termination, he earned annual compensation of $350,000, with $175,000 of that amount guaranteed as base salary and $175,000 tied to performance.

Mr. Gawarecki is currently an at-will employee and may be terminated by us for any reason, with or without notice.  He currently earns an annual salary of $246,500 and is eligible for discretionary quarterly bonuses under our executive bonus plan described below.

Mr. Scroop is an at-will employee and may be terminated by us for any reason, with or without notice.  He currently earns an annual salary of $220,500 per year and is eligible for discretionary quarterly bonuses under our executive bonus plan described below.

Acceleration of Stock Options.  In July 2005, our Board of Directors approved the accelerated vesting of all unvested stock options, held by the company’s officers and employees, with an exercise price at or above $12.00 per share, effective July 3, 2005. The stock option acceleration program did not apply to stock options held by our non-employee directors. The accelerated options were issued under the 2000 Stock Option Plan, the 2001 Supplemental Stock Option Plan and the 2003 Equity Incentive Plan. This accelerated vesting affected options to purchase up to an aggregate of 509,192 shares of our common stock, held by 147 employees, all of which became exercisable immediately. In connection with the acceleration of vesting of options held by our executive officers, each executive officer agreed not to sell or transfer any shares subject to accelerated vesting until the original vesting date would have occurred based on the original vesting schedule (without giving effect to any future termination of service). The primary purpose of the accelerated vesting was to eliminate future stock-based employee compensation expense.

All stock options granted to the executive officers shown in the Summary Compensation Table will accelerate and become immediately exercisable in the event of a merger, sale, liquidation or other change in control of the company.  Any option granted with an exercise price at or above $12.00 per share became immediately exercisable on July 3, 2005 as a result of the stock option acceleration program described above.

Employee Benefit Plans

In addition to the other compensation plans described above, we maintain the following employee benefit plans, each of which is administered by the Compensation Committee, under which the executive officers shown in the Summary Compensation Table may participate or receive compensation.  Only the 2003 Equity Incentive Plan  and the 1996 Employee Stock Purchase Plan are currently active.

1995 Stock Option Plan.  In October 1995, our shareholders approved our 1995 Stock Option Plan as amended (the 1995 Plan).  A total of 1,000,000 shares of common stock are currently authorized for issuance under the 1995 Plan.  The Board terminated the 1995 Plan effective upon shareholder approval of the 2003 Equity Incentive Plan (2003 Plan) on November 17, 2003 (the Termination Date) and is no longer available for new grants.  On the Termination Date, shares of common stock which remained available for issuance under the 1995 Plan were rolled into the pool of options available for new grant under the 2003 Plan and any shares that are issuable upon exercise of options granted pursuant to the 1995 Plan that expire or become unexercisable for any reason without having been exercised in full after the Termination Date are also rolled into the pool of options available for new grant under the 2003 Plan.  The 1995 Plan provided that our non-employee directors, employees and consultants, and those of our majority-owned subsidiaries, were eligible to receive options exercisable into shares of common stock.  The options granted under the 1995 Plan are exercisable at fair market value on the date of issuance, vest over a maximum of five years and have a term of ten years from the date of grant.

1997 Executive Stock Option Plan.  In November 1997, our shareholders approved our 1997 Executive Stock Option Plan (the 1997 Plan).  A total of 800,000 shares of common stock are currently authorized for issuance under the 1997 Plan.  The Board terminated the 1997 Plan effective upon shareholder approval of the 2003 Plan on November 17, 2003 (the Termination Date) and is no longer available for new grants.  On the Termination Date, shares of common stock which remained available for issuance under the 1997 Plan were rolled into the pool of options available for new grant under the 2003 Plan and any shares that are issuable upon exercise of options granted pursuant to the 1997 Plan that expire or become unexercisable for any reason without having been exercised in full after the Termination Date are also rolled into the pool of options available for new grant under the 2003 Plan.  Eligibility under the 1997 Plan was limited to our employees and the employees of our majority-owned subsidiaries.  The options granted under our 1997 Plan are exercisable at fair market value on the date of issuance, vest over a maximum of five years and have a term of ten years from the date of grant.

2000 Stock Option Plan.  In October 2000, our shareholders approved the 2000 Stock Option Plan (the 2000 Plan).  In October 2001, our shareholders approved an amendment to our 2000 Plan to increase the number of shares of common stock available for issuance under the plan by an additional 1,000,000 shares to a total of 2,000,000 shares.   The Board terminated the 2000 Plan effective upon shareholder approval of the 2003 Plan on November 17, 2003 (the Termination Date) and is no longer available for new grants.  On the Termination Date, shares of common stock which remained available for issuance under the 2000 Plan were rolled into the pool of options available for new grant under the 2003 Plan and any shares that are issuable upon exercise of options granted pursuant to the 2000 Plan that expire or become unexercisable for any reason without having been exercised in full after the Termination Date are also rolled into the pool of options available for new grant under the 2003 Plan.  Eligibility under our 2000 Plan included our employees and our related companies’ employees, non-employee directors and consultants.  The options granted under the 2000 Plan are exercisable at fair market value on the date of issuance, may be granted subject to vesting schedules, and have a term of ten years from the date of grant.

2003 Equity Incentive Plan.  The 2003 Plan permits the grant of the following types of incentive awards: (1) stock options, (2) stock appreciation rights, (3) restricted shares, and (4) stock units. In November 2003, our shareholders approved the 2003 Plan.  Upon adoption of the 2003 Plan by our shareholders, the company’s then existing option plans, including the 1995 Plan, the 1997 Plan, the 2000 Plan and the 2001 Supplemental Stock Option Plan (collectively, the Old Option Plans) were terminated for new grants.  The Old Option Plans continue to govern outstanding awards previously granted under such plans.   It was determined to be in the company’s best interest to effectively transfer the shares authorized and available for grant under the terminated Old Option Plans into the pool of shares available under the 2003 Plan.  If an award granted under the Old Option Plans terminates, expires or lapses for any reason without having been fully exercised or vested, or is settled by less than the full number of shares of common stock represented by such award actually being issued, the unvested, cancelled or unissued shares of common stock generally will be returned to the available pool of shares reserved for issuance under the 2003 Plan.  The number of shares available under the 2003 Plan is also subject to adjustment for stock splits, dividends, reorganizations and the like.  In November 2004, our shareholders approved an amendment to our 2003 Plan to increase the number of shares of common stock available for issuance under the plan by an additional 1,000,000 shares increasing the total reserve under the Plan to 4,727,827 shares.  As of the record date for the annual meeting, of the total shares available under the 2003 Plan, 1,015,777 shares were subject to outstanding awards under the 2003 Plan and 660,579 shares were available for future grants.  The discrepancy between the total available reserve of shares, on the one hand, and the total number of shares subject to outstanding awards and currently available for grant, on the other hand, represents shares that may become available out of shares currently reserved under the Old Option Plans.   Any shares to which options or stock appreciation rights pertain will be counted against the total number of shares reserved under the plan as one (1) share for every one (1) share subject to those awards, except for stock units which are used to fulfill grants under other plans or programs (such as foreign sub-plans) which are in the nature of stock options or stock appreciation rights.  Any shares to which restricted shares or stock units pertain will be counted against the total number of shares reserved under the plan as two (2) shares for every one (1) share subject those awards.  Employees, non-employee directors and consultants of us and certain of our related companies are eligible to receive awards under the 2003 Plan.  The committee generally selects the participants who will be granted awards under the 2003 Plan; however, no participant may be awarded stock options or stock appreciation rights with respect to more than 400,000 shares in any fiscal year.  The 2003 Plan is administered by our Compensation Committee, which approves all incentive awards to executive officers.  A stand-alone board committee comprised of Christopher Calisi and Scott McClendon approve all incentive awards under the 2003 Plan to non-executive employees.

1996 Employee Stock Purchase Plan.  In December 1996, our Board adopted our 1996 Employee Stock Purchase Plan (ESPP) to provide an opportunity for our employees to purchase shares of our common stock and have an additional incentive to contribute to our prosperity.  Our ESPP became effective in February 1997 and is due to expire on January 31, 2007.  Our Compensation Committee administers the ESPP and sets option periods of up to 27 months, during which each participant is granted a purchase option.  The purchase option allows the employee to purchase shares of common stock through payroll deductions accumulated during a particular option period.  These option periods currently are set at six months.  Our ESPP limits the number of shares of stock that may be purchased to 1,500 shares in any option period and $25,000 in maximum fair market value in any calendar year.  Regular full-time employees are eligible to participate in the ESPP.  Participants may authorize payroll deductions for the ESPP of up to 15% of their compensation, including base, overtime, bonuses and commissions.  The ESPP currently authorizes us to issue up to 600,000 shares of common stock.  Our employees have purchased a total of 581,946 shares of common stock under the ESPP.  In August 2005, the Board of Directors amended the ESPP so that effective with the offering period beginning in August 2005, the purchase price will be determined as either (i) a percentage not less than 85%, subject to the Compensation Committee’s discretion (the Designated Percentage) of the fair market value of the common stock on the last day of the offering period or (ii) the lower of (a) the Designated Percentage of the fair market value of the common stock on the first day of the offering period or (b) the Designated Percentage of the fair market value of the common stock on the last day of the offering period.  The Compensation Committee has determined the purchase price to be 95% of the fair market value of the common stock on the last day of each offering period, beginning with the August 2005 offering.

401(k) Plan.  In February 1994, we adopted our On-Track 401(k) Savings Plan that covers all of our eligible employees who are at least 21 years old.  Employees may elect to defer up to 60% of their eligible compensation (not to exceed the statutorily prescribed annual limit) in the form of elective deferral contributions to our 401(k) Plan. However, our executive officers shown in the Summary Compensation Table qualify as “highly compensated” employees and may only elect to defer up to 8.5% of their eligible compensation (not to exceed the statutorily prescribed annual limit) in the form of elective deferral contributions to our 401(k) Plan.  The elective deferral contributions are fully vested and nonforfeitable at all times and are invested in accordance with the directions of the participants.  Our 401(k) Plan also has a Catch Up Contribution feature for employees aged 50 or older (including those who qualify as “highly compensated” employees) who can defer an additional $5,000 per year.  Our 401(k) Plan is intended to qualify under Section 401 of the Internal Revenue Code so that employee contributions and income earned on such contributions are not taxable to employees until withdrawn.  During fiscal 2006, we matched 75% of the contributions on the first 6% of eligible compensation deferred by our 401(k) Plan participants.

Equity Compensation Plan Information

The following table provides information about our equity compensation plans as of the end of fiscal 2006:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,583,113	$11.27	517,143

Equity compensation plans not approved by security holders (1)	48,420	$7.58	—

Total	2,631,533	$11.20	517,143

(1)           Consists of our 2001 Supplemental Stock Option Plan.

Compensation Committee Interlocks and Insider Participation

Peter Preuss, Robert A. Degan, Michael Norkus, Scott McClendon, Mark J. Barrenechea and William J. Miller served on the Compensation Committee during all or portions of fiscal 2006.  None of these directors have ever been employees or officers of Overland, except Mr. McClendon who served as the company’s Chief Executive Officer from October 1991 to March 2001 when he was named our Chairman and remained an officer and employee until June 2001.  Mr. Preuss retired as a director in November 2005.

No executive officer of our company (1) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our company’s compensation committee, (2) served as a director of another entity, one of whose executive officers served on our company’s compensation committee, or (3) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee , the entire board of directors) of another entity, one of whose executive officers served as a director of our company.

The following performance graph and reports of the Compensation Committee and the Audit Committee are not “soliciting material,”  are not deemed filed with the Securities and Exchange Commission and are not to be incorporated by reference in any filings of Overland Storage, Inc.  under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Performance Graph

COMPARISON OF CUMULATIVE TOTAL RETURN

AMONG OVERLAND STORAGE, THE NASDAQ COMPOSITE INDEX, AND

THE NASDAQ COMPUTER MANUFACTURERS INDEX

The above graph assumes that $100.00 was invested in our common stock and in each index on June 30, 2001.  Although we have not declared a cash dividend on our common stock, the total return for each index assumes the reinvestment of dividends.  Shareholder returns over the period presented should not be considered indicative of future returns.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board reviews and approves executive officer compensation, makes recommendations to the Board regarding compensation of the directors and oversees the administration of our company’s employee stock option plans and employee stock purchase plan.  Robert Degan, Michael Norkus, Scott McClendon, Mark J. Barrenechea and William J. Miller served on the Compensation Committee during all or portions of fiscal 2006.   Peter Preuss, a former director, also served on the Compensation Committee in fiscal 2006 until his retirement from the Board in November 2005.  The Compensation Committee held seven meetings during fiscal 2006.

The Compensation Committee’s policy on executive compensation is that compensation should:

•                  be effective in attracting and retaining key executives critical to our company’s success;

•                  align the interests of the executives with the interests of our company’s shareholders;

•                  reflect our company’s financial performance; and

•                  reward executives for their individual performance.

Executive compensation includes base salary, bonuses based on our company’s performance and the individual performance of the officers, and stock option and restricted stock awards.  The Compensation Committee has designed these compensation programs to provide incentives for both short- and long-term performance.

Base Salary

The Compensation Committee sets the base salaries of executive officers at amounts that it believes are competitive with the salaries paid to officers with comparable duties at other companies of comparable size in similar industries.  In evaluating salaries, the Compensation Committee utilizes surveys of the compensation practices of high technology companies.  The Compensation Committee also relies on information provided by our company’s human resources department personnel and their knowledge of local pay practices.  Furthermore, the Compensation Committee considers each executive’s performance of his or her job responsibilities and our company’s overall financial performance.

The Compensation Committee reviewed the salaries of all our company’s executive officers but approved no salary modifications during fiscal 2006 except for the Chief Executive Officer in November 2005, as described below under Chief Executive Officer Compensation.

Executive Bonus Plan

Our Chief Executive Officer and other executive officers participate in our executive bonus plan which is designed as a performance-based component of their compensation package.  The Compensation Committee tailors the bonus plan for each executive to be unique to his or her area of responsibility.  For fiscal 2006, the plan established by the Compensation Committee was evaluated on a quarterly basis and included two performance measurement points for each executive officer:

•                  our company’s actual earnings per share (EPS) in comparison to the target approved by the Compensation Committee; and

•                  achievement of individual job performance goals and objectives.

No bonuses were paid under the plan during fiscal 2006 because the executive bonus plan does not provide for bonus payments for quarters in which the company sustains a net loss per share.

Discretionary Bonus

In January 2006, the Compensation Committee approved a $10,000 discretionary bonus payable to certain of our executive officers in recognition of certain OEM business awarded to Overland.  The $10,000 discretionary bonus was paid in February 2006 to each of the following persons:

Diane N. Gallo	Former Vice President, Human Resources
W. Michael Gawarecki	Vice President, Operations
Christie Huff	Vice President, Worldwide Marketing
Michael Kerman	Vice President and Chief Strategy Officer
Vernon A. LoForti	Vice President, Chief Financial Officer and Secretary
Robert J. Scroop	Vice President, Engineering

Stock Option and Restricted Stock Awards

Our company has historically provided its executive officers with long-term incentives by awarding them stock options and, to a lesser extent, restricted stock awards.  In fiscal 2006, our company awarded restricted stock to George Karabatsos, our former Vice President of Worldwide Sales and an executive officer, as a new hire incentive.  The exercise price of options awarded to executive officers is equal to the closing market price of our company’s common stock on the date of award.  The options have generally vested monthly over a three-year period for existing employees, and for new employees, one-third of the shares subject to option vest after the first year of employment and the remaining two-thirds vest monthly over the next 24 months.  An initial award of a stock option, restricted stock, or both, is made at the time an executive is hired.  The Compensation Committee considers on an annual basis any additional awards that should be made based on both company and individual performance.  The Compensation Committee takes into account the executive’s position and level of responsibility, existing stock and unvested option holdings and the potential reward if the stock price appreciates in the public market.

In July 2005, the Board of Directors and the 2003 Equity Incentive Plan Committee approved the accelerated vesting of all unvested stock options held by our company’s officers and employees with an exercise price at or above $12.00 per share. The stock option acceleration program does not apply to stock options held by non-employee directors. In connection with the acceleration of vesting of options held by our company’s executive officers, each executive officer agreed not to sell or transfer any shares subject to accelerated vesting until the original vesting date would have occurred based on the original vesting schedule (without giving effect to any future termination of service). The primary purpose of the accelerated vesting was to eliminate future stock-based employee compensation expense.

All stock options granted to executive officers of our company, including the Chief Executive Officer, become immediately exercisable in the event of a merger, sale, liquidation or other change in control of our company.  Restricted stock awards granted to date do not provide for accelerated vesting upon such events.

Chief Executive Officer Compensation

The Compensation Committee uses the same policy described above to determine the compensation of our Chief Executive Officer, Mr. Calisi.  During fiscal 2005, the Compensation Committee retained a professional compensation consultant to assist it in developing an appropriate compensation package for Mr. Calisi.  The compensation consultant and the Compensation Committee reviewed all components of Mr. Calisi’s compensation, including base salary, bonus, long-term incentive awards, accumulated realized and unrealized stock option gains, matching contributions under the company’s 401(k) Plan and other benefits and perquisites provided to Mr. Calisi.

The Compensation Committee received the initial compensation analysis from the compensation consultant at a meeting held in January 2005.  The Compensation Committee determined to conduct further analysis concerning a proposed compensation package, and in April 2005, approved the final package.  The final package was intended to provide competitive compensation to Mr. Calisi, and to promote the long-term interests of our company and its shareholders by aligning a very substantial portion of the total long-term compensation to increases in our company’s share price, which increases the Compensation Committee believed would be dependent on Mr. Calisi’s continued success executing our company’s strategy.

The final package consisted of an increase in Mr. Calisi’s base salary from $430,000 to $500,000 per year, which the Compensation Committee determined to be market compensation level for CEOs of similarly-situated companies.  The Compensation Committee also determined to award Mr. Calisi a cash bonus of $21,500, which represented the prorated amount of the annual compensation increase for the period of November 2004, when his salary increase would normally have been effective, to the April 2005 effective date of the increase.  No additional bonus award was granted to Mr. Calisi in connection with his performance for fiscal 2004. Additionally, the Compensation Committee recommended that the 2003 Equity Incentive Plan Committee grant to Mr. Calisi the following equity awards:

•                     an option to purchase up to 100,000 shares of  common stock at an exercise price of $11.00 per share, which option was immediately vested as to 11,200 shares, with the remainder vesting at a rate of 2,775 shares per month from May 2005 through December 31, 2007;

•                     50,000 shares of restricted stock, which vest in installments of 16,667, 16,667 and 16,666 shares on the first day of calendar years 2006, 2007 and 2008, respectively; and

•                     50,000 shares of restricted stock, which will vest as to 12,500, 12,500 and 25,000 shares, respectively, if the volume weighted daily average stock price for ten consecutive trading days reaches $20, $25 and $30, respectively, on or before the first day of calendar 2008, provided that Mr. Calisi is employed as the company’s Chief Executive Officer on such date(s).

These award levels were based in part on the analysis and recommendations of the compensation consultant, and were intended to increase the retentive value of Mr. Calisi’s long-term incentive compensation rather than to reward past performance.  Restricted shares were included in the package at the recommendation of the compensation consultant to reduce the dilution and increase the retentive value of the package.  The Compensation Committee emphasized the long-term incentive nature of the restricted stock awards by providing that 50,000 restricted shares will vest only upon very substantial increases in share price during Mr. Calisi’s tenure as our Chief Executive Officer. The other 50,000 restricted shares vest at future points in time, thereby aligning the value that Mr. Calisi will receive from such award with his continued tenure at our company and with the company’s future share price performance.  The 2003 Equity Incentive Plan Committee followed the recommendations of the Compensation Committee and made the foregoing equity awards under the 2003 Equity Incentive Plan.

In fiscal 2006, the Compensation Committee amended the terms of Mr. Calisi’s employment agreement and retention agreement pursuant to a voluntary offer made by Mr. Calisi in November 2005.  Although the Compensation Committee believed Mr. Calisi’s salary to be appropriate at the time, Mr. Calisi offered the salary  reduction in the context of the losses sustained by the company in fiscal 2006.  Pursuant to the amendments, Mr. Calisi’s gross annual base salary was reduced from $500,000 to $395,000 effective as of November 15, 2005, except that solely for purposes of calculating severance payments under the employment agreement and retention agreement, Mr. Calisi’s salary will be deemed to be the greater of $500,000 or his then current salary as of the date of termination or a change of control, as applicable.  The reduction in salary also reduces the annual bonus for which Mr. Calisi is eligible under the employment agreement and the retention agreement.  Mr. Calisi’s compensation was not modified again in fiscal 2006.  The Board of Directors will have sole and absolute discretion to modify Mr. Calisi’s compensation going forward, including any increase in compensation, subject to the existing terms of the agreements.  Mr. Calisi continues to be eligible to receive a performance bonus equivalent to 75% of his base salary pursuant to the executive bonus plan described above.

Tax Deductibility of Executive Compensation

The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code, which disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and the four other most highly compensated executive officers unless such compensation meets the requirements for “performance based compensation.”  As the cash compensation paid by our company to each of its executives is expected to be below $1 million and the Compensation Committee believes that options and performance-vesting restricted stock awarded under the equity incentive plans to such officers will meet the requirements for qualifying as performance based compensation, the Compensation Committee believes that Section 162(m) will not affect the tax deductions available to our company with respect to the compensation of its executives. It is the Compensation Committee’s policy to qualify to the extent reasonable executive officer compensation for deductibility under applicable tax law. However, the Compensation Committee may, from time to time, approve compensation to officers that may not be deductible.

In November 2004, the Board established the 2003 Equity Incentive Plan Committee to consist entirely of “outside directors” as that term is defined in the regulations under Section 162(m), so that awards made by such committee would qualify as “performance based compensation.”  The members of the 2003 Equity Incentive Plan Committee were Mr. Preuss, Mr. Degan and, until his resignation in June 2005, John Mutch.  For fiscal 2006, the Compensation Committee consists entirely of “outside directors,” and the Board therefore dissolved the 2003 Equity Incentive Plan Committee in August 2005 and reassigned all of its functions to the Compensation Committee.

Conclusion

The Compensation Committee believes that, in total, executive officer compensation levels during fiscal 2006 appropriately reflect the application of its compensation policy.

THE COMPENSATION COMMITTEE:

Scott McClendon, Chairman
Mark J. Barrenechea
William J. Miller
Michael Norkus

REPORT OF THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

The purpose of the Audit Committee is to assist our Board of Directors in its general oversight of our financial reporting, internal control and audit functions.  Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal controls and procedures designed to assure compliance with accounting standards, applicable laws and regulations.  Overland’s independent registered public accounting firm, that is selected and appointed by our Audit Committee, is responsible for performing an independent audit of, and expressing opinions on, our consolidated financial statements and our internal control over financial reporting.

The Audit Committee is comprised solely of independent directors as defined in the listing standards of the Nasdaq Global Select Market.  The Audit Committee members are not professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the independent audit.  The Audit Committee serves in a board-level oversight role where it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with the auditors and the experience of the Audit Committee’s members in business, financial and accounting matters.  At each meeting of the Audit Committee, the Committee meets in executive session with our independent registered public accounting firm without management present and in separate individual sessions with our Chief Financial Officer and our Controller.  All services provided by our independent registered public accounting firm are pre-approved by the Audit Committee and the Audit Committee reviews and approves the overall scope and plans for the annual audit.

Overland management represented to the Audit Committee that our Consolidated Financial Statements for fiscal year 2006 were prepared in accordance with generally accepted accounting principles applied on a consistent basis.  The Audit Committee reviewed and discussed the Consolidated Financial Statements with management and our independent registered public accounting firm, including a discussion of the quality, not just the acceptability, of Overland’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in our Consolidated Financial Statements.  The Audit Committee discussed with our independent registered public accounting firm other matters as are required to be discussed under the standards of the Public Company Accounting Oversight Board (United States), including the matters required by Statement of Auditing Standards No. 61, as amended, “Communication with Audit Committees.”  In addition, the Audit Committee has discussed with the independent registered public accounting firm the auditors’ independence from management and Overland and has received from the independent registered public accounting firm the written disclosures and the letter regarding their independence as required by Independence Standards Board Standard No. 1.  Based on the foregoing reviews and discussion, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in Overland’s Annual Report on Form 10-K for the fiscal year ended July 2, 2006.

The Audit Committee has again selected PricewaterhouseCoopers LLP as Overland’s independent registered public accounting firm for the coming fiscal year ending July 1, 2007, subject to stockholder ratification.  We expect that a representative of PricewaterhouseCoopers LLP will attend the annual meeting, and the representative will have an opportunity to make a statement if he or she so desires.  The representative will also be available to respond to appropriate questions from shareholders.

THE AUDIT COMMITTEE:

Robert A. Degan, Chairman
Scott McClendon
Mark J. Barrenechea

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents fees for professional audit and other services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements and internal control over financial reporting as of and for the fiscal years ended July 3, 2005 and July 2, 2006 and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

	2005	2006
Audit Fees (1)	$850,000	$956,000
Audit-Related Fees (2)	0	0
Tax Fees (3)	81,000	0
All Other Fees (4)	0	0
Total	$931,000	$956,000

(1)           Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.  Audit Fees also include the audit of the effectiveness of the company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)           Audit related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” During fiscal years 2005 and 2006 there were no such services rendered to us by PricewaterhouseCoopers LLP.

(3)           Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international).  These services include assistance regarding federal, state and international tax compliance, acquisitions and international tax planning. During fiscal year 2006 there were no such services rendered to us by PricewaterhouseCoopers LLP.

(4)           All Other Fees consist of fees for products and services other than the services reported above.  During fiscal years 2005 and 2006 there were no such services rendered to us by PricewaterhouseCoopers LLP.

Pre-Approval Policies and Procedures.  All audit and non-audit services provided by our independent registered public accounting firm are approved in advance by the Audit Committee, which considers whether the provision of non-audit services is compatible with maintaining the auditor’s independence.  The Audit Committee has considered the role of PricewaterhouseCoopers LLP in providing services to us for the fiscal year ended July 2, 2006 and has concluded that such services are compatible with their independence as our auditors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Retention Agreements.  In addition to the retention agreements referenced in “Compensation of Executive Officers,” we have also entered into retention agreements with Mr. Kerman effective August 30, 2004 and Ms. Huff effective September 14, 2005. These agreements provide that the officer will receive a severance payment if, within two years of the consummation of a change in control of Overland, he or she is terminated without cause or resigns with good reason.  These severance payments are based on the officer’s base salary at the time of the consummation of the change in control or the termination date, whichever is higher, plus his or her target bonus for the year prior to the consummation of the change in control.  These agreements provide that, upon a change in control, each would be entitled to an amount equal to their respective base salary plus target bonus.  If any portion of any payment under any of the agreements would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, then that payment will be reduced to an amount that is one dollar less than the threshold for triggering the tax imposed by Section 4999 of the Internal Revenue Code.

Indemnification of Our Executive Officers and Directors.  Our executive officers and directors are entitled to be indemnified under our articles of incorporation and bylaws to the fullest extent permitted under

California law.  We have also entered into indemnification agreements with each of our executive officers and directors.

Consulting Services Provided by Patricia Cavallini.  Ms. Cavallini, a certified public accountant,  is the spouse of W. Michael Gawarecki, a named executive officer of the company.  Ms. Cavallini provides professional tax services to the company.  During fiscal 2006, the company paid Ms. Cavallini $135,756 in fees.

OTHER MATTERS

We know of no other matters to be submitted at the annual meeting.  If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote the shares that they represent in accordance with their judgment.

For further information about Overland Storage, Inc., please request a copy of our annual report on Form 10-K for the fiscal year ended July 2, 2006 that we filed with the Securities and Exchange Commission.  It is available free of charge by sending a written request to Investor Relations, Overland Storage, Inc., 4820 Overland Avenue, San Diego, California  92123-1235.  A copy of our Form 10-K is also publicly available on our website at www.overlandstorage.com.

By Order of the Board of Directors,

/s/ Vernon A. LoForti
VERNON A. LoFORTI
Secretary

Appendix A

2006 EMPLOYEE STOCK PURCHASE PLAN

OF

OVERLAND STORAGE, INC.

TABLE OF CONTENTS

1.	PURPOSE

2.	DEFINITIONS

3.	ELIGIBILITY

4.	PARTICIPATION

5.	OFFERING

6.	PURCHASE OF STOCK

7.	PAYMENT AND DELIVERY

8.	RECAPITALIZATION

9.	MERGER, LIQUIDATION, OTHER CORPORATION TRANSACTIONS

10.	TRANSFERABILITY

11.	AMENDMENT OR TERMINATION OF THE PLAN

12.	ADMINISTRATION

13.	COMMITTEE RULES FOR FOREIGN JURISDICTIONS

14.	SECURITIES LAWS REQUIREMENTS

15.	GOVERNMENTAL REGULATIONS

16.	NO ENLARGEMENT OF EMPLOYEE RIGHTS

17.	GOVERNING LAW

A-ii

2006 EMPLOYEE STOCK PURCHASE PLAN
OF OVERLAND STORAGE, INC.

1.                                      PURPOSE.

The purpose of this Plan is to provide an opportunity for Employees of the Corporation and its Designated Subsidiaries, to purchase Common Stock of the Corporation and thereby to have an additional incentive to contribute to the prosperity of the Corporation.  It is the intention of the Corporation that the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code, although the Corporation makes no undertaking nor representation to maintain such qualification.

2.                                      DEFINITIONS.

(a)                                  “Board” shall mean the Board of Directors of the Corporation.

(b)                                 “Base Compensation” shall mean, with respect to each Participant for each pay period, such Participant’s Compensation, excluding (i) Bonus Compensation; (ii) any amounts contributed by the Corporation or a Designated Subsidiary to any pension plan, deferred compensation plan, or other similar plan; (iii) any automobile allowance (or reimbursement for such expenses); and (iv) any amounts paid as a starting bonus or finder’s fee.

(c)                                  “Bonus Compensation” shall mean, with respect to each Participant for each period with respect to which a cash bonus is payable to such Employee, the amount of the cash bonus payable to such Participant for such period.  Except as determined by the Committee, Bonus Compensation does not include: (i) any amounts contributed by the Corporation or a Designated Subsidiary to any pension plan, deferred compensation plan, or other similar plan; (ii) any automobile allowance (or reimbursement for such expenses); or (iii) any amounts paid as a starting bonus or finder’s fee.

(d)                                 “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e)                                  “Committee” shall mean the committee appointed by the Board in accordance with Section 12 of the Plan.

(f)                                    “Common Stock” shall mean the common stock of the Corporation, or any stock into which such Common Stock may be converted.

(g)                                 “Compensation” shall mean an Employee’s wages or salary and other amounts payable to an Employee on account of personal services rendered by the Employee to the Corporation or a Designated Subsidiary and which are reportable as wages or other compensation on the Employee’s Form W-2, plus pre-tax contributions of the Employee under a cash or deferred arrangement (“401(k) plan”) or cafeteria plan maintained by the Corporation or a Designated Subsidiary, but excluding, however, (1) non-cash fringe benefits, (2) special payments as determined by the Committee (e.g., moving expenses, unused vacation, severance pay), (3) income from the exercise of stock options or other stock purchases and (4) any other items of Compensation as determined by the Committee.

(h)                                 “Corporation” shall mean Overland Storage, Inc., a California corporation.

(i)                                     “Designated Subsidiary” shall mean a Subsidiary that has been designated by the Board as eligible to participate in the Plan.

(j)                                     “Employee” shall mean an individual classified as an employee (within the meaning of Code Section 3401(c) and the regulations thereunder) by the Corporation or a Designated Subsidiary on the payroll records of the Corporation or Designated Subsidiary during the relevant participation period.

(k)                                  “Entry Date” shall mean the first day of each Option Period.

(l)                                     “Exercise Date” shall mean the last business day of each Exercise Period.

(m)                               “Exercise Period” shall mean a three-month, six-month or other period as determined by the Board.  The first Exercise Period during an Option Period shall commence on the first day of such Option Period.  Subsequent Exercise Periods, if any, shall run consecutively after the termination of the preceding Exercise Period.  The last Exercise Period in an Option Period shall terminate on the last day of such Option Period.

(n)                                 “Fair Market Value” shall mean the value of one (1) share of Common Stock on the relevant date, determined as follows:

(1)                                  If the shares are traded on any established securities exchange or national market system, the reported “closing price” on the last trading date immediately preceding the relevant date;

(2)                                  If the shares are not traded on an established securities exchange or national market system, the fair market value as determined by the Committee in good faith.  Such determination shall be conclusive and binding on all persons.

(o)                                 “Maximum Percentage” shall mean the maximum percentage of (i) Base Compensation, or (ii) Base Compensation and Bonus Compensation, which a Participant may elect to have withheld from Compensation pursuant to Section 4.  The Maximum Percentage will be fifteen percent (15%) unless a lower percentage amount is designated by the Committee with respect to an Option Period.

(p)                                 “Option Period” shall mean a period of up to twenty-seven (27) months as determined by the Committee.  The Board may determine that the Option Period and the Exercise Period are the same.  The first Option Period shall commence on February 5, 2007.

(q)                                 “Parent” shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, as described in Code Section 424(e).

(r)                                    “Participant” shall mean a participant in the Plan as described in Section 4 of the Plan.

(s)                                  “Plan” shall mean this 2006 Employee Stock Purchase Plan of Overland Storage, Inc.

(t)                                    “Shareholder” shall mean a record holder of shares entitled to vote shares of Common Stock under the Corporation’s by-laws.

(u)                                 “Subsidiary” shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, as described in Code Section 424(f).

3.                                      ELIGIBILITY.

Any Employee regularly employed on a full-time basis by the Corporation or by any Designated Subsidiary on an Entry Date shall be eligible to participate in the Plan with respect to the Option Period commencing on such Entry Date, provided that the Committee may establish administrative rules requiring that employment commence some minimum period (e.g., one pay period) prior to an Entry Date to be eligible to participate with respect to that Entry Date and provided further that (1) the Board may extend eligibility to part-time Employees pursuant to criteria and procedures established by the Committee and (2) the Board may impose an eligibility period on participation of up to two years with respect to participation on any prospective Entry Date.  The Board may also determine that a designated group of highly compensated Employees (e.g., Employees subject to Section 16(b) of the Securities Exchange Act of 1934) is ineligible to participate in the Plan.  An Employee shall be considered employed on a full-time basis unless his or her customary employment is less than 20 hours per week or five months per year.  No

Employee may participate in the Plan if immediately after an option is granted the Employee owns or is considered to own (within the meaning of Code Section 424(d)), shares of stock, including stock which the Employee may purchase by conversion of convertible securities or under outstanding options granted by the Corporation, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or of any of its Parents or Subsidiaries.  All Employees who participate in the Plan shall have the same rights and privileges under the Plan except for differences which may be mandated by local law and which are consistent with Code Section 423(b)(5).  The Board may impose restrictions on eligibility and participation of Employees who are officers and directors to facilitate compliance with federal or state securities laws or foreign laws.

4.                                      PARTICIPATION.

4.1                                 An Employee who is eligible to participate in the Plan in accordance with Section 3 may become a Participant by filing, on a date prescribed by the Committee prior to an applicable Entry Date, a completed payroll deduction authorization and Plan enrollment form provided by the Corporation.  An eligible Employee may authorize payroll deductions at the rate of any whole percentage (i.e., 1%, 2%, 3%, etc.), up to the Maximum Percentage, of either (i) the Employee’s Base Compensation, or (ii) the Employee’s Base Compensation and Bonus Compensation, as elected by the Employee in the payroll deduction authorization and Plan enrollment form.  If an Employee has elected to participate in the Plan but has not made an election whether payroll deductions should be calculated and withheld from the Employee’s Base Compensation, or from the Employee’s Base Compensation and Bonus Compensation, then payroll deductions shall be calculated and withheld from such Employee’s Base Compensation only.  All payroll deductions may be held by the Corporation and commingled with its other corporate funds.  No interest shall be paid or credited to the Participant with respect to such payroll deductions except where required by local law as determined by the Committee.  A separate bookkeeping account for each Participant shall be maintained by the Corporation under the Plan and the amount of each Participant’s payroll deductions shall be credited to such account.  A Participant may not make any additional payments into such account.

4.2                                 Under procedures established by the Committee, a Participant may suspend or discontinue participation in the Plan at any time during an Exercise Period by completing and filing a new payroll deduction authorization and Plan enrollment form with the Corporation.  A Participant may at any time increase or decrease his or her rate of payroll deductions, or change his or her election of the portion of Compensation (i.e., Base Compensation, or Base Compensation and Bonus Compensation) from which payroll deductions will be calculated and withheld, by filing a new payroll deduction authorization and Plan enrollment form.  Changes in rate shall be effective as soon as reasonably practicable after the Corporation has received such form.  Changes in the portion of Compensation from which payroll deductions will be calculated and withheld will be effective for the next commencing Exercise Period, subject to continuing eligibility of the Participant pursuant to Section 3.  The Committee may establish rules limiting the frequency with which Participants may increase or decrease the rate of payroll deduction, or change the election of the portion of Compensation from which payroll deductions will be calculated and withheld, and may impose a waiting period on Participants wishing to increase the rate of payroll deductions after a decrease.  If a new payroll deduction authorization and Plan enrollment form is not filed with the Corporation, the rate of payroll deductions and the portion of Compensation from which payroll deductions will be calculated and withheld shall continue as originally elected (i) throughout the Option Period and (ii) subject to continued eligibility as determined under Section 3, for succeeding Option Periods; unless in either case the Committee determines to change the Maximum Percentage.

If a Participant suspends participation during an Exercise Period, his or her accumulated payroll deductions will remain in the Plan for purchase of shares as specified in Section 6 on the following Exercise Date, but the Participant will not again participate until he or she completes a new payroll deduction authorization and Plan enrollment form.  The Committee may establish rules limiting the frequency with which Participants may suspend and resume payroll deductions under the Plan and may impose a waiting period on Participants wishing to resume suspended payroll deductions.  If a Participant discontinues participation in the Plan, the amount credited to the Participant’s individual account shall be paid to the Participant without interest (except where required by local law).

4.3                                 In the event any Participant terminates employment with the Corporation or any Subsidiary for any reason (including death) prior to the expiration of an Option Period, the Participant’s participation in the Plan shall terminate and all amounts credited to the Participant’s account shall be paid to the Participant or the Participant’s estate without interest (except where required by local law).  Whether a termination of employment has occurred shall be determined by the Committee.  The Committee may also establish rules regarding when change of employment status (e.g., from full-time to part-time) will be considered to be a termination of employment, and the Committee may establish termination of employment procedures for this Plan which are independent of similar rules established under other benefit plans of the Corporation and its Subsidiaries.  For purposes of the Plan, employment shall not be deemed to terminate when the Participant is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed three months, or if longer, so long as the Participant’s right to reemployment with the Corporation or a Designated Subsidiary is provided either by statute or by contract.  If the leave of absence exceeds three months and the Participant’s right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such three-month period.

In the event of a Participant’s death, any accumulated payroll deductions will be paid, without interest, to the estate of the Participant.

5.                                      OFFERING.

5.1                                 The maximum number of shares of Common Stock that may be issued pursuant to the Plan shall be 500,000 shares.  The Board may designate any amount of available shares for offering for any Option Period determined pursuant to Section 5.2.

5.2                                 Each Option Period, Entry Date and Exercise Period shall be determined by the Board, provided that the first Option Period shall commence on February 5, 2007.  The Board shall have the power to change the duration of future Option Periods or future Exercise Periods, and to determine whether to have overlapping Option Periods, with respect to any prospective offering, without Shareholder approval, and without regard to the expectations of any Participants.

5.3                                 With respect to each Option Period, each eligible Employee who has elected to participate as provided in Section 4.1 shall be granted an option to purchase that number of shares of Common Stock which may be purchased with the payroll deductions accumulated on behalf of such Employee during each Exercise Period within such Option Period at the purchase price specified in Section 5.4 below; provided, however, (1) in no event shall the Employee be entitled to accrue rights to purchase shares under the Plan (and all other employee stock purchase plans, as defined in Code Section 423, of the Corporation and its Parents and Subsidiaries) at a rate which exceeds $25,000 of the Fair Market Value of such stock (determined at the time the option is granted) for any calendar year in which such option is outstanding at any time, and (2) the maximum shares subject to any option shall in no event exceed 1,500.

5.4                                 The option price under each option shall be 95% (the “Designated Percentage”) of the Fair Market Value on the Exercise Date on which the Common Stock is purchased.  Notwithstanding the foregoing, the Board or Committee may, in its discretion, do either or both of the following:

(a)                                  Change the Designated Percentage with respect to any future Option Period, but not below 85%.

(b)                                 Determine the option price for any future Option Period as the lower of (i) the Designated Percentage of the Fair Market Value of the Common Stock on the Entry Date on which an option is granted, or (ii) the Designated Percentage of the Fair Market Value on the Exercise Date on which the Common Stock is purchased.

5.5                                 If the total number of shares of Common Stock for which options granted under the Plan are exercisable exceeds the maximum number of shares offered on any Entry Date, the number of shares which may be purchased under options granted on the Entry Date shall be reduced on a pro rata basis in as nearly a uniform manner as shall be practicable and equitable.  In this event, payroll deductions shall also be reduced or refunded accordingly.  If an Employee’s payroll deductions during any Exercise Period exceed the purchase price for the maximum number of shares permitted to be purchased under Section 5.3, the excess shall be refunded to the Participant without interest (except where otherwise required by local law).

5.6                                 If the option price is determined in accordance with Section 5.4(b), then in the event that the Fair Market Value of the Common Stock is lower on the first day of an Exercise Period within an Option Period (subsequent “Reassessment Date”) than it was on the Entry Date for such Option Period, all Employees participating in the Plan on the Reassessment Date shall be deemed to have relinquished the unexercised portion of the option granted on the Entry Date and to have enrolled in and received a new option commencing on such Reassessment Date, unless the Board has determined not to permit overlapping Option Periods or to restrict such transfers to lower price Option Periods.

6.                                      PURCHASE OF STOCK.

Upon the expiration of each Exercise Period, a Participant’s option shall be exercised automatically for the purchase of that number of full shares of Common Stock which the accumulated payroll deductions credited to the Participant’s account at that time shall purchase at the applicable price specified in Section 5.4.  A Participant’s option may be exercised, during the Participant’s lifetime, only by the Participant.

7.                                      PAYMENT AND DELIVERY.

Upon the exercise of an option, the Corporation shall deliver to the Participant the Common Stock purchased and the balance of any amount of payroll deductions credited to the Participant’s account not used for the purchase.  The Board may permit or require that shares be deposited directly with a broker designated by the Participant (or a broker selected by the Committee) or to a designated agent of the Corporation, and the Committee may utilize electronic or automated methods of share transfer.  The Board may require that shares be retained with such broker or agent for a designated period (and may restrict dispositions during that period) and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares or to restrict transfer of such shares.  To the extent the unused cash balance represents a fractional share, the unused cash balance credited to the Participant’s account shall be carried over to the next Exercise Period, if the Participant is also a Participant in the Plan at that time or refunded to the Participant, as determined by the Committee.  The Corporation shall retain the amount of payroll deductions used to purchase Common Stock as full payment for the Common Stock and the Common Stock shall then be fully paid and non-assessable.  No Participant shall have any voting, dividend, or other Shareholder rights with respect to shares subject to any option granted under the Plan until the option has been exercised and shares issued.  Notwithstanding anything herein to the contrary, no shares of Common Stock shall be purchased or delivered under the Plan until the Shareholders have approved the adoption of the Plan.

8.                                      RECAPITALIZATION.

If after the grant of an option, but prior to the purchase of Common Stock under the option, there is any increase or decrease in the number of outstanding shares of Common Stock because of a stock split, stock dividend, combination or recapitalization of shares subject to options, the number of shares to be purchased pursuant to an option, the share limit of Section 5.3 and the maximum number of shares specified in Section 5.1 shall be proportionately increased or decreased, the terms relating to the purchase price with respect to the option shall be appropriately adjusted by the Board, and the Board shall take any further actions which, in the exercise of its discretion, may be necessary or appropriate under the circumstances.

The Board also shall proportionally adjust the number of shares specified in Section 5.1, as well as the price per share of Common Stock covered by each outstanding option and the maximum number of shares subject to any individual option, in such manner as the Board deems appropriate and equitable, in the event the Corporation effects one or more reorganizations, recapitalizations, spin-offs, split-ups, rights offerings or reductions of shares of its outstanding Common Stock.

The Board’s determinations under this Section 8 shall be conclusive and binding on all parties.

9.                                      MERGER, LIQUIDATION, OTHER CORPORATION TRANSACTIONS.

In the event of the proposed liquidation or dissolution of the Corporation, the Option Period will terminate immediately prior to the consummation of such proposed transaction, unless otherwise provided by the Board in its sole discretion, and all outstanding options shall automatically terminate and the amounts of all payroll deductions will be refunded without interest to the Participants.

In the event of a proposed sale of all or substantially all of the assets of the Corporation, or the merger or consolidation of the Corporation with or into another corporation, then in the sole discretion of the Board, (1) each option shall be assumed or an equivalent option shall be substituted by the successor corporation or parent or subsidiary of such successor corporation, (2) a date established by the Board on or before the date of consummation of such merger, consolidation or sale shall be treated as an Exercise Date, and all outstanding options shall be deemed exercisable on such date or (3) all outstanding options shall terminate and the accumulated payroll deductions shall be returned to the Participants.

10.                               TRANSFERABILITY.

Options granted to Participants may not be voluntarily or involuntarily assigned, transferred, pledged, or otherwise disposed of in any way, and any attempted assignment, transfer, pledge, or other disposition shall be void and without effect.  If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than as permitted by the Code, such act shall be treated as an election by the participant to discontinue participation in the Plan pursuant to Section 4.2.

11.                               AMENDMENT OR TERMINATION OF THE PLAN.

11.1                           The Plan shall continue indefinitely unless terminated in accordance with Section 11.2.

11.2                           The Board may, in its sole discretion, insofar as permitted by law, terminate or suspend the Plan, or revise or amend it in any respect whatsoever, except that, without approval of the Shareholders, no such revision or amendment shall:

(a)                                  increase the number of shares subject to the Plan, other than an adjustment under Section 8 of the Plan;

(b)                                 materially modify the requirements as to eligibility for participation in the Plan, except as otherwise specified in this Plan;

(c)                                  materially increase the benefits accruing to Participants;

(d)                                 reduce the purchase price specified in Section 5.4, except as specified in Section 8; or

(e)                                  amend this Section 11.2 to defeat its purpose.

12.                               ADMINISTRATION.

The Board shall appoint a Committee consisting of at least two members who will serve for such period as the Board may specify and who may be removed by the Board at any time.  The Committee will have the authority and responsibility for the day-to-day administration of the Plan, the authority and responsibility specifically provided in this Plan and any additional duties, responsibility and authority delegated to the Committee by the Board, which may include any of the functions assigned to the Board in this Plan.  The Committee shall have full power and authority to promulgate any rules and regulations which it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection with administration of the Plan as it deems necessary or advisable, consistent with the delegation from the Board.

Decisions of the Board and the Committee shall be final and binding upon all participants.  Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting of the Committee duly held.  The Corporation shall pay all expenses incurred in the administration of the Plan.  No Board or Committee member shall be liable for any action or determination made in good faith with respect to the Plan or any option granted thereunder.

13.                               COMMITTEE RULES FOR FOREIGN JURISDICTIONS.

The Committee may adopt rules or procedures relating to the operation and administration of the Plan in non-United States jurisdictions to accommodate the specific requirements of local laws and procedures.  Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements.

14.                               SECURITIES LAWS REQUIREMENTS.

The Corporation shall not be under any obligation to issue Common Stock upon the exercise of any option unless and until the Corporation has determined that: (i) it and the Participant have taken all actions required to register the Common Stock under the Securities Act of 1933, or to perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) all other applicable provisions of state, federal and applicable foreign law have been satisfied.

15.                               GOVERNMENTAL REGULATIONS.

This Plan and the Corporation’s obligation to sell and deliver shares of its stock under the Plan shall be subject to the approval of any governmental authority required in connection with the Plan or the authorization, issuance, sale, or delivery of stock hereunder.

16.                               NO ENLARGEMENT OF EMPLOYEE RIGHTS.

Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the employ of the Corporation or any Designated Subsidiary or to interfere with the right of the Corporation or Designated Subsidiary to discharge any Employee at any time.

17.                               GOVERNING LAW.

This Plan shall be governed by California law.

IN WITNESS WHEREOF, the Board has adopted this Plan on September 19, 2006 subject to Shareholder approval within 12 months of such date, and the Corporation has caused its duly authorized officer to execute this document in the name of the Corporation.

OVERLAND STORAGE, INC.
By:	/s/ Vernon A. LoForti
Vernon A. LoForti
Its:	Vice President, Chief Financial Officer
and Corporate Secretary

There are three ways to vote your Proxy.	COMPANY #

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE – TOLL FREE – 1-800-560-1965 – QUICK***EASY***IMMEDIATE

•                  Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until 2:00 p.m., Pacific Time, on November 13, 2006.

•                  Please have your proxy card and the last four digits of your Social Security Number or Tax Payer Identification Number available.  Follow the simple instructions the voice provides you.

VOTE VIA INTERNET –  http://www.eproxy.com/ovrl/ – QUICK***EASY***IMMEDIATE

•                  Use the Internet to vote your proxy 24 hours a day, 7 days a week until 2:00 p.m., Pacific Time, on November 13, 2006.

•                  Please have your proxy card and the last four digits of your Social Security Number or Tax Payer Identification Number available.  Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Overland Storage, Inc., c/o Wells Fargo Shareowner Services, P.O. Box 64873, St. Paul, MN  55164-0873.

If you vote by phone or Internet, please do not mail your proxy card.

THE DIRECTORS RECOMMEND A VOTE “FOR” ALL NOMINEES FOR
DIRECTOR LISTED IN PROPOSAL 1 AND A VOTE “FOR” PROPOSALS 2 AND 3

1.  ELECT DIRECTORS:

01 Mark J. Barrenechea	04 Scott McClendon	☐	Vote FOR	☐	Vote WITHHELD
02 Christopher P. Calisi	05 William J. Miller		all nominees		from all nominees
03 Robert A. Degan	06 Michael Norkus		(except as marked)

(Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided at right.)

Please fold here

2.  APPROVE 2006 EMPLOYEE STOCK PURCHASE PLAN:

☐	For	☐	Against	☐	Abstain

3.  RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM:

☐	For	☐	Against	☐	Abstain

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT.  IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

Date:
Address change? Mark Box	☐
Indicate changes below

Please sign exactly as your name(s) appear to the left.  When signing in a fiduciary or representative capacity, please add your full title.  If shares are registered in more than one name, all holders must sign.  If signature is for a corporation or partnership, the handwritten signature and title of an authorized officer or person is required, together with the full company name.

2006 Proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I appoint Christopher P. Calisi and Vernon A. LoForti, or either of them, with power of substitution to each, to vote all shares of common stock which I have power to vote at the annual meeting of shareholders of Overland Storage, Inc. to be held on Tuesday, November 14, 2006 at 9:00 a.m., or at any adjournment or postponement thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting such shares.  My appointed proxies are authorized in their discretion to vote upon such other business as may properly come before the annual meeting.

(CONTINUED, AND TO BE SIGNED AND DATED ON REVERSE SIDE)

Thank You For Voting